EXECUTION COPY

Exhibit 10.45

CERTAIN MATERIAL (INDICATED BY AN ASTERISK [***]) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

RESEARCH COLLABORATION

AND LICENSE AGREEMENT

DATED AS OF MARCH 16, 2010

by and between

PROMETHEUS LABORATORIES INC.

and

BAYER SCHERING PHARMA AG

RESEARCH COLLABORATION AND LICENSE AGREEMENT

This RESEARCH COLLABORATION AND LICENSE AGREEMENT (this “Agreement”) is effective as of March 16, 2010 (the “Effective Date”), and is entered into by and between Prometheus Laboratories Inc., a California corporation (“Prometheus”), having its principal place of business at 9410 Carroll Park Drive, San Diego, CA 92121 USA, and Bayer Schering Pharma AG, a German corporation (“BSP”), having its principal place of business at 13342 Berlin, Germany. Prometheus and BSP may also individually be referred to herein as a “Party” and collectively as the “Parties”.

RECITALS:

WHEREAS, Prometheus is engaged in the research, development, marketing, manufacturing, and performance of diagnostic testing in the field of oncology, and possesses know-how, expertise and intellectual property rights in connection therewith.

WHEREAS, BSP is engaged in the research, development, marketing, manufacturing and distribution of compounds with potential therapeutic applications in the field of oncology and possesses know-how, expertise and intellectual property rights in connection therewith.

WHEREAS, the Parties desire to collaborate in the research of certain diagnostic products in the field of oncology, wherein Prometheus would have the right to commercialize any diagnostic products arising from such collaboration.

NOW THEREFORE, in consideration of the foregoing premises and the following mutual covenants and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

SECTION 1 DEFINITIONS

The following capitalized terms shall have the respective meanings set forth below:

“Adjacent Pathways” means any pathway adjacent to the [***] Pathway that is involved in tumor cell proliferation.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or general partnership or managing member interests, by contract or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

“Agreement” is defined in the Preamble of this Agreement.

[***]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Analyte” means any chemical constituent or the biological marker, protein or nucleic acid within the Target Pathways that is determined in an analytical procedure and that has application for the detection, diagnosis, prevention and/or Treatment of disease as further specified in the Research Plan.

“Applicable Law” means any United States federal, state, local or foreign law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation, or any governmental order, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law.

“Array” means an ordered arrangement of Capture Moieties on the Pad that is usually, but not always, pathway centric, wherein an Array contains at least [***] Capture Moieties.

“Assay” means an assay for the detection of either expression or activation of signal transduction proteins in a given Analyte analysis developed pursuant to a Research Program and/or incorporated into the BSP Array.

“Assay Advancement Criteria” means the levels of sensitivity, selectivity, specificity and other diagnostic specifications for an Assay established by the JRC, on a case-by-case basis, for the advancement of an Assay as a Diagnostic Product including the Pre-Clinical Proof of Concept.

“Assay Qualification Criteria” means the levels of sensitivity, selectivity, specificity and other specifications for an Assay that are established by the JRC, on a case-by-case basis, for the advancement of an Assay through the Pre-Clinical Proof of Concept.

“Audited Party” is defined in Section 7.4.1 of this Agreement.

“Auditing Party” is defined in Section 7.4.1 of this Agreement.

“BSP” is defined in the Preamble of this Agreement.

“BSP Array” means an Array used to conduct Assays to detect [***] Analytes (or such lesser number of Analytes as is otherwise agreed upon by BSP).

“BSP Designated Country” means any country which [***].

“BSP Indemnitee” is defined in Section 9.6.2 of this Agreement.

“BSP Confidential Information” means any Confidential Information Controlled by BSP and disclosed by BSP to Prometheus or otherwise made known to Prometheus pursuant to this Agreement.

“BSP Know-How” means any Know-How which is necessary for conducting the Research Program in accordance with this Agreement and which is Controlled by BSP or any of its Affiliates as of the Effective Date or during the Term.

[***]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“BSP Patent Rights” means any Patents Controlled by BSP or any of its Affiliates as of the Effective Date or during the Term which cover the Compounds or the BSP Know-How.

“BSP Technology” means BSP Know-How and BSP Patent Rights.

“Business Day” means any weekday other than a weekday on which banks in San Diego, California or Berlin, Germany are authorized or required to be closed.

“Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

“Calendar Year” means each successive period of twelve (12) months commencing on January 1 and ending on December 31.

“Capture Moiety” means a moiety which binds selectively to a target Analyte, capturing and extracting such Analyte out of the lysate.

“Cell Lysate Test” is defined in the Research Plan, which is Exhibit B to this Agreement.

“Claims” means any charge, allegation, notice, civil, criminal or administrative claim, demand, complaint, action, cause of action, chose in action or chose in possession (whether in contract or tort or otherwise), arbitration, hearing, controversy, assessment, examination, audit, investigation, litigation, proceeding or suit (whether at law or in equity, whether civil, criminal, administrative, investigative or informal) by or before, or otherwise involving any Governmental Authority or arbitrator.

“Clinical Trial” means a Phase I Clinical Trial, Phase II Clinical Trial, Phase III Clinical Trial or combination thereof, as each such term is defined in 21 C.F.R. §312.21 or any foreign equivalent thereof. Initiation of any phase of a Clinical Trial will be considered to have occurred on the first dosing of the first human subject in the Clinical Trial.

“Commercialization” or “Commercialized” shall mean any and all activities directed to manufacturing, having manufactured, using, marketing, promoting, detailing, distributing, importing, having imported, exporting, having exported, selling or offering to sell an Assay, BSP Array, Diagnostic Product or Compound as applicable.

“Commercially Reasonable Efforts”

(a) For Prometheus means, with respect to the efforts to be expended by Prometheus with respect to its obligations expressly specified in this Agreement, the reasonable, diligent, good faith efforts to accomplish such obligations as Prometheus would normally use to accomplish similar obligations under similar circumstances. Commercially Reasonable Efforts shall be determined on a case-by-case basis, and it is anticipated that the level of effort shall be different for different markets, and shall change over time, reflecting changes in the status of the applicable diagnostic service and the market(s) involved.

(b) For BSP means, with respect to the efforts to be expended by BSP with respect to its obligations expressly specified in this Agreement, the reasonable, diligent, good faith efforts to accomplish such obligations as BSP would normally use to accomplish similar obligations under similar circumstances. Commercially Reasonable Efforts shall be determined on a case-by-case basis, and it is anticipated that the level of effort shall be different for different markets, and shall change over time, reflecting changes in the status of the applicable research obligation(s) involved.

“Compound” means any compound or chemical entity that may be useful for Treatment, which is Controlled by BSP and designated by BSP to be part of the Research Program, including any of its metabolites, prodrugs, salts, hydrates, solvates, optical isomers, polymorphs and any pharmaceutical preparation thereof.

“Conditional Regulatory Approval” means a conditional or accelerated Regulatory Approval granted by a Governmental Authority after the completion of a Phase II Clinical Trial which approval adds a condition requiring the completion of a successful Phase III Clinical Trial subsequent to such Regulatory Approval.

“Confidential Information” means all Know-How or other information, including, without limitation, data and results derived from any Clinical Trials conducted by a Party, proprietary information and materials (whether or not patentable), regarding such Party’s products, business or objectives that is communicated in any way or form by the disclosing Party to the receiving Party, either prior to or after the Effective Date, and whether or not such Know-How or other information is identified as confidential at the time of disclosure.

“Control”, “Controls” or “Controlled by” means, with respect to any item of or right under Prometheus Technology or BSP Technology, the possession of (whether by ownership or license, other than pursuant to this Agreement) or the ability of a Party to grant access to, or a license or sublicense of, such items or right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party existing at the time such Party would be required hereunder to grant the other Party such access or license or sublicense.

“CTC” means circulating tumor cells.

“CTC Correlation Test” is defined in the Research Plan, which is Exhibit B to this Agreement.

“Development Coordination Committee” or “DCC” means the committee established by BSP and Prometheus to facilitate the exchange of information between the Parties, as more fully described in Section 4.

“Diagnostic Product(s)” means any diagnostic test incorporating an Assay or the BSP Array, either alone or in combination with one or more other diagnostic tests, which has been approved, to the extent approval is necessary, by a Regulatory Authority (whether for a Clinical Trial or for commercial sale) for diagnosing or detecting one or more separate and distinct diseases or medical conditions in humans.

“Dispute Escalation Notice” is defined in Section 11.6.2 of this Agreement.

“Effective Date” is defined in the Preamble of this Agreement.

“[***] Pathway means the [***] Pathway as schematically shown in Exhibit A. Exhibit A is a schematic presentation and does not show all pathways or Analytes which are found within the [***] Pathway.

“EMA” means the European Medicines Agency and the Committee for Medicinal Products for Human Use or any successor Governmental Authority having substantially the same function or, to the extent the mutual recognition procedure is used for product in the EU, any Governmental Authority having the authority to regulate the sale of medicinal or pharmaceutical products in any country in the EU.

“EU” means all countries that are member states of the European Union from time to time.

“Final Regulatory Approval” means the Regulatory Approval granted by a Governmental Authority after the successful completion of a Phase III Clinical Trial.

“FDA” means the United States Food and Drug Administration or any successor Governmental Authority having substantially the same function.

“FNA” means fine needle aspirate.

“FTE” shall mean a full-time equivalent scientific person year, or a total of 40 hours a week for a minimum of forty-eight (48) weeks per year of scientific and/or technical work carried out by an employee of Prometheus actually dedicated to and performing services under the Research Plan per Calendar Year (subject to pro ration on a per-FTE basis for any partial Calendar Year in which such FTE is performing Research work).

“Governmental Authority” means any government or any agency, bureau, board, commission, court, department, political subdivision, tribunal, or other instrumentality of any government (including any regulatory or administrative agency), whether federal, state or local, domestic or foreign, and including any multinational authority or non-governmental authority which licenses or authorizes or may license or authorize the use in clinical development, manufacturing, distribution, marketing or sale of an Assay and/or a Compound.

“Improvement” means any new modifications, adjustments, changes, improvements, discoveries, inventions, developments, enhancements, derivative works, technology, Know-How and other Intellectual Property, whether or not patentable or protectable, which is developed by a Party after the Effective Date.

“Intellectual Property” means intellectual property rights of every kind and nature throughout the world, however denominated, including all rights and interests pertaining to or deriving from:

(a) Patents, Know-How and Improvements;

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(b) trademarks, trade names, service marks, service names, brands, trade dress and logos, domain names, and the goodwill and activities associated therewith;

(c) copyrights, works of authorship, rights of privacy and publicity, moral rights, and similar proprietary rights of any kind or nature, in all media now known or hereafter created; and

(d) any and all registrations, applications, recordings, licenses, statutory rights, common-law rights and rights under contractual obligations relating to any of the foregoing.

“Joint Project Team” or “JPT” means the joint project team established to facilitate the Research Program, as more fully described in Section 4.

“Joint Research Committee” or “JRC” means the joint research committee established to facilitate the Research Program, as more fully described in Section 4.

“Joint Intellectual Property” is defined in Section 5.1.7 of this Agreement.

“Joint Patent Rights” means any Patents Controlled jointly by both Parties which cover the Joint Intellectual Property.

“Know-How” means research and development data, business and technical information, reports, studies, validation methods and procedures, unpatented inventions, knowledge, trade secrets, technical or other data or information, or other materials, software, instrumentation, devices, compounds, compositions, formulas, biological materials, assays, reagents, methods, procedures, processes, practices, protocols, techniques, flow diagrams, algorithms, materials, developments or technology, including all biological, chemical, pharmacological, toxicological, clinical, manufacturing, analytical, safety, quality assurance, quality control and other data, results of experimentation or testing, information, reports or studies, knowledge, skill and experience, in each case whether or not patentable or copyrightable.

“Losses” is defined in Section 9.6.1 of this Agreement.

“Major Market” means [***].

“Notice of Dispute” is defined in Section 11.6.2 of this Agreement.

“Pad” means the physical platform on which the Array is located.

“Party” is defined in the Preamble of this Agreement.

“Patents” means (a) all patents, patent applications and similar government-issued rights (e.g., utility models) protecting inventions in the Territory however denominated, (b) all priority applications, international applications, divisionals, continuations, substitutions, continuations-in-part of and any applications claiming priority to any of the foregoing and (c) all patents and similar government-issued rights (e.g., utility models) protecting inventions issuing on any of the foregoing applications, together with all registrations, reissues, renewals, re-examinations, substitutions, confirmations, supplementary protection certificates, and extensions of any of (a), (b) or (c).

[***]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Patient Selection” means the process by which patients that are carrying an Analyte which is usually, but not always, a [***] Analyte, are identified by using the BSP Array to be selected or deselected for the Clinical Trial.

“Person” means any individual or corporation, association, partnership, limited liability company, joint venture, joint stock or other company, business trust, trust, organization, university, college, Governmental Authority or other entity of any kind.

“Pre-Clinical Proof of Concept” is defined in Section 2.6.3 of this Agreement.

“Prometheus” shall have the meaning given to such term in the Preamble to this Agreement.

“Prometheus Confidential Information” means any Confidential Information Controlled by Prometheus and disclosed by Prometheus or otherwise made known to BSP pursuant to this Agreement.

“Prometheus Indemnitee” is defined in Section 9.6.1 of this Agreement.

“Prometheus Know-How” means any Know-How which is necessary for conducting the Research Program in accordance with this Agreement and which is Controlled by Prometheus or any of its Affiliates as of the Effective Date or during the Term.

“Prometheus Patent Rights” means any Patents Controlled by Prometheus or any of its Affiliates as of the Effective Date or during the Term which cover the Assay, BSP Array and Diagnostic Product or the Prometheus Know-How.

“Prometheus Technology” means the Prometheus Know-How and Prometheus Patent Rights.

“Qualified Assay” means an Assay the JRC affirms in writing has met the Assay Qualification Criteria.

“Qualified Assignment” is defined in Section 11.2.4 of this Agreement.

“Regulatory Approval” means all approvals, licenses and consents from applicable Regulatory Authorities (if any) required to commercially market and sell a Diagnostic Product or Compound, as applicable, in any country (including without limitation all applicable pricing and governmental reimbursement approvals).

“Regulatory Authority” means any applicable Governmental Authority involved in granting approvals for the commercial manufacturing, marketing, sales, reimbursement and/or pricing of a Diagnostic Product or Compound in the Territory, including, in the United States, the FDA and, in the EU, the EMA.

[***]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Replacement Deadline” means [***], San Diego, California, USA time.

“Representative” is defined in Section 8.2.

“Research” shall mean (a) activities directly and specifically relating to the pre-clinical development of a Diagnostic Product including test method development and stability testing, assay development, quality assurance/quality control development, technology transfer, statistical analysis, process development, and (b) any other research and development activities with respect to a Diagnostic Product; except Research shall not be interpreted under this Agreement to include any Clinical Trial.

“Research Plan” means the JRC-approved written plan for the Research Program, setting forth the Research activities to be conducted by the Parties in such Research Program. Research Plans developed and approved by the JRC shall be attached to and made a part of this Agreement as Exhibit B, and as may be amended from time to time by the JRC. In the event of a conflict between the terms of this Agreement and a Research Plan, the terms of this Agreement shall govern.

“Research Plan Patents” are defined in Section 10.4.1(d).

“Research Program” means all Research activities performed by the Parties pursuant to this Agreement and the Research Plan during the Research Program Term.

“Research Program Effective Date” means [***].

“Research Program Term” is defined in Section 2.3.

“Research Services Fees” is defined in Section 7.2.2.

“Restricted Country” means any country or jurisdiction in which Prometheus is restricted by United States export law from Commercializing an Assay, BSP Array and/or a Diagnostic Product or from transferring technology.

“SAB” means the independent scientific advisory board composed of [***] members appointed by BSP and [***] members appointed by Prometheus to advise the JRC.

“Sample” means any tissue sample (e.g., FNA or fresh frozen tissue) and/or body fluid (e.q., blood, plasma serum or urine) that BSP furnishes to Prometheus for any purpose related to this Agreement for Pre-Clinical Proof of Concept or Research.

“Specimen” means any tissue sample (e.g., FNA or fresh frozen tissue) and/or body fluid (e.q., blood, plasma serum or urine) that BSP furnishes to Prometheus for analysis from a Clinical Trial and/or from patients in a clinical setting to be processed according to the per Specimen cost according to the terms specified in Section 7.2.4.

“Target Pathway” means any of the pathways within the [***] Pathway and/or [***] Pathways that are useful for the detection, diagnosis, prevention of separate and distinct diseases or medical conditions and/or Treatment as further specified in the Research Plan.

[***]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Term” is defined in Section 10.1 of this Agreement.

“Territory” means all of the countries in the world, and their territories and possessions.

“Third Party” means an entity other than BSP and its Affiliates, and Prometheus and its Affiliates.

“Treatment” means the use of any compounds for administration to human subjects or patients for the prevention, improvement or treatment of a separate and distinct disease or medical condition.

“Xenograft Lysate Test” is defined in the Research Plan, which is Exhibit B to this Agreement.

SECTION 2 RESEARCH PROGRAM

2.1	General; Conduct of Research Program.

2.1.1	Subject to the terms and conditions of this Agreement, the Parties agree to conduct the Research Program under the Research Plan on a collaborative basis with general oversight by the JRC.

2.1.2	Prometheus shall use Commercially Reasonable Efforts to conduct the Research as specified in the Research Program and Research Plan including to discover, identify, optimize and/or develop Assays for the diagnosis or detection of each Analyte selected in accordance with Section 2.5.4, and (where and to the extent feasible, using Commercially Reasonable Efforts) to incorporate [***] Qualified Assays successfully developed under the Research Program (or such fewer amount of Qualified Assays as determined by BSP, as long as such amount is no lower than [***] Qualified Assays) into the BSP Array.

2.1.3	BSP shall use Commercially Reasonable Efforts to comply with its obligations under the Research Program and Research Plan, including providing Samples.

2.2	Research Plan. Exhibit B to this Agreement sets forth the initial Research Plan as of the Effective Date. The Research Plan shall establish: (a) the scope of the Research activities which will be performed; (b) the Research objectives, work plan activities and schedules with respect to the Research Program; and (c) the respective obligations of the Parties with regard to the Research Program. The Research Plan shall be reviewed on an ongoing basis and may be amended by unanimous approval of the JRC from time to time as it deems necessary or appropriate.

[***]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.3	Research Program Term. Unless earlier terminated under Section 10 herein, and except as otherwise provided herein, the term of the Research Program shall commence on the Research Program Effective Date and continue for [***] after the Research Program Effective Date and any extension as set forth below (the “Research Program Term”). The Research Program Term shall (a) automatically extend: (x) an additional day for each day from the Research Program Effective Date up to the date on which an Analyte has been replaced in accordance with Section 2.5.4(b)(i)-(iv); provided, however, any such additional time shall not extend beyond [***] from the Research Program Effective Date without the approval of the JRC; and (y) an additional day for each day BSP is unable to provide Prometheus with the number of Samples reasonably determined by the JRC that are necessary to develop the Assays, the BSP Array and/or to demonstrate the Pre-Clinical Proof of Concept; and/or (b) extend for such additional amount of time as the Parties mutually agree to by a signed written agreement.

2.4	Conduct of Research.

2.4.1	Standards. Prometheus and BSP each shall use Commercially Reasonable Efforts to conduct the Research Program in accordance with the agreed-upon Research Plan for each Analyte. In addition, each Party shall perform the work set out in the Research Plan by using their respective Commercially Reasonable Efforts to allocate sufficient time, effort, equipment and facilities to the Research Program and to use personnel with sufficient skills and experience as are required to accomplish the Research Program in accordance with the terms of this Agreement and the Research Plan. Prometheus and BSP each shall conduct the Research Program in compliance with all Applicable Law.

2.4.2	Subcontracting. Each Party shall be entitled to utilize the services of Third Parties to perform its Research Program activities only upon the other Party’s prior written consent, not to be unreasonably withheld, or as specifically set forth in the applicable Research Plan, provided that no such consent shall be required with respect to either Party’s use of (a) any Affiliate, (b) any independent contractors working at a Party’s facilities and (c) any professional advisors (e.g., regulatory experts) providing advice in connection with such Party’s performance of its obligations hereunder. Notwithstanding any such consent, each Party shall remain at all times liable for its respective responsibilities under the Research Program.

2.5	Research Program.

2.5.1	Research Program. The Parties shall use Commercially Reasonable Efforts to initiate Research for each Target Pathway selected in accordance with Section 2.5.3 and Analyte selected in accordance with Section 2.5.4 as soon as reasonably practicable after the later of the Effective Date and the selection of such Target Pathway and/or Analyte.

2.5.2	Initiation of Research Program. Before the Research Program is initiated the JRC must approve the Research Plan and such Research Plan may be amended from time to time by the JRC.

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2.5.3	Selection of Target Pathways. BSP shall have the right to select up to [***] Target Pathways in accordance with this Section 2.5.3. As of the Effective Date, BSP has selected the [***] Target Pathways listed on Schedule 2.5.3. BSP, in its sole discretion, shall have the right, at any time prior to the Replacement Deadline, to select up to [***] additional Target Pathways by providing written notice to Prometheus identifying such Target Pathways. The Parties agree that the JRC will develop a Research Plan for each Target Pathway selected by BSP in accordance with this Section 2.5.3.

2.5.4	Selection and Replacement of Analytes.

(a)	Initial Selection of Analytes. BSP shall have the right to select up to [***] Analytes in accordance with this Section 2.5.4. As of the Effective Date BSP has selected the [***] Analytes listed on Schedule 2.5.4.

(b)	Replacement of Analytes.

(i)	Until the Replacement Deadline, BSP can replace any of the selected Analytes by providing written notice to Prometheus identifying such replacement Analyte; provided, however, after an Assay has been designated a Qualified Assay by the JRC, BSP can not replace the Analyte detected by the Qualified Assay unless otherwise permitted under subsections (ii) through (v) below.

(ii)	If any Assay for an Analyte fails, at any time (including after it is a Qualified Assay) during the Research Program Term, to meet the Assay Advancement Criteria (as determined by the JRC), then BSP can designate another Analyte to replace such Analyte for which the Assay failed to meet the Assay Advancement Criteria.

(iii)	If Prometheus notifies the JRC, at any time (including after the JRC approves in writing an Assay that has met the Assay Qualification Criteria) during the Research Program Term, that, based on the reasonable legal opinion of competent counsel, an Assay for an Analyte may potentially infringe upon the Intellectual Property rights of a Third Party and Prometheus is unable to obtain rights to such Intellectual Property on commercially reasonable terms, then BSP may designate another Analyte to replace such Analyte for which the Assay is potentially infringing.

(iv)	An Analyte can be replaced at any time during the Research Program Term, if the JRC agrees to such replacement.

(v)	After BSP has selected an additional Target Pathway as specified in Section 2.5.3, [***].

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(vi)	In replacing an Analyte pursuant to this Section 2.5.4, BSP must choose another Analyte which is within the [***] Pathway and/or the [***] Pathways.

2.5.5	Designation of Compounds. BSP, in its sole discretion, shall have the right to designate up to [***] Compounds to be part of the Research Program. BSP, in its sole discretion, can replace any Compound with any compound as long as such replacement compound targets at least the [***] Pathway and/or the [***] Pathways. As of the Effective Date BSP has designated the Compounds listed on Schedule 2.5.5.

2.5.6	Samples and Testing Materials. BSP shall be responsible for collecting and timely supplying to Prometheus (at BSP’s sole cost and expense) the Samples, cell cultures and xenografts needed to develop the Assays and BSP Array and to demonstrate the Pre-Clinical Proof of Concept as contemplated herein.

2.5.7	Compounds. Upon Prometheus’ written request, BSP shall consider providing Compounds to Prometheus under a separate material transfer agreement. If such Compounds are provided, only information related to physiochemical and biochemistry characteristics and any hazard handling or processing information will be provided.

2.6	Pre-Clinical Proof of Concept

2.6.1	JRC Approval. The JRC shall have the responsibility for developing and approving the Research Plan for each BSP selected Target Pathway and Analyte and for establishing that any Assay meets the Pre-Clinical Proof of Concept.

2.6.2	Pre-Clinical Proof of Concept. The Pre-Clinical Proof of Concept shall require (a) [***] and (b) [***]. The following criteria (which criteria may be modified with the approval of the JRC for any particular Assay) will be used to determine the Pre-Clinical Proof of Concept:

(a)	Assay Development. Prometheus shall use Commercially Reasonable Efforts to develop Qualified Assays for [***] Analytes (or such lesser number as agreed to by BSP). This Assay development stage shall not be fully satisfied until Assays for [***] Analytes have been determined to be Qualified Assays, or until BSP agrees that a lesser number of Qualified Assays is sufficient; provided, however, when at least [***] of the Assays have been determined to be Qualified Assays (unless the JRC agrees to a lower percentage), each Qualified Assay shall proceed to the Cell Lysate Test, pursuant to Section 2.6.2(b).

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(b)	Cell Lysates Test. Prometheus shall test the Qualified Assays in the Cell Lysates Test as specified in the Research Plan. For each Assay in which the [***] results of the Prometheus Cell Lysates test correlates with the [***].

(c)	Xenograft Lysates Test. Prometheus shall test each Qualified Assay in the Xenograft Lysates Test as specified in the Research Plan. For each Assay in which the [***] results of the Prometheus Xenograft Lysates Test correlates with the [***].

(d)	CTC Correlation Test. Prometheus shall test each Qualified Assay in the CTC Correlation Test using Samples provided by BSP according to Section 2.5.6, wherein such Samples must include a blood and tissue sample chosen by BSP, to demonstrate the correlation between [***].

Prometheus shall repeat each of the steps specified in Sections 2.6.2(a) thru 2.6.2(d) until the JRC has agreed that Assays for the [***] Analytes have successfully passed all such steps.

2.6.3	Completed Pre-Clinical Proof of Concept. When the JRC has determined in writing that twelve (12) Qualified Assays have successfully passed all the requirements specified in Sections 2.6.2(a) thru 2.6.2(d), then Prometheus will have successfully demonstrated the “Pre-Clinical Proof of Concept”. Alternatively, the Pre-Clinical Proof of Concept will be considered successfully demonstrated if: (i) less than [***] Qualified Assays successfully passed all steps specified in Sections 2.6.2(a) thru 2.6.2(d); and (ii) BSP, at any time, moves into a Clinical Trial with a Compound wherein a BSP Array with less than [***] Qualified Assays is fixed in the clinical protocol for Patient Selection.

2.6.4	Dispute Resolution. If the JRC can not reach agreement within [***] Business Days on whether any Assay has successfully completed the steps specified in Sections 2.6.2(a) thru 2.6.2(d) or that the Pre-Clinical Proof of Concept has been successfully achieved, the JRC will consult with the SAB to attempt to resolve any dispute among the members of the JRC. If within [***] Business Days after such consultation, there is still no agreement, the JRC shall present the data and their positions to the Head of Research at both BSP and Prometheus and they shall determine if the Assays successfully met the criteria of the Pre-Clinical Proof of Concept. If within [***] Business Days the Heads of Research cannot reach agreement then:

(a)

If such dispute relates to scientific and/or technical disputes, each Party will select one (1) expert in the field within [***] Business Days, which experts shall be independent (i.e., no employee, consultants, contract employee or other persons receiving grant or compensation from such Party) of the Party selecting them. The two (2) experts shall select a third expert within [***] Business Days.

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The Parties will submit the results and their position to the three (3) experts within [***] Business Days. Said experts shall then determine within [***] Business Days if the results indicate that the Assays successfully met the Assay Qualification Criteria and if a Pre-Clinical Proof of Concept has been reached. If the Pre-Clinical Proof of Concept has not been met then Prometheus shall, in accordance with the Research Plan, further develop and test additional Assays; and

(b)	All other disputes shall be referred to executives of the Parties in accordance with Section 11.6, and if such referral does not resolve such matter, then the dispute shall be resolved in accordance with Section 11.6.

(c)	All of the time periods specified in this Section 2.6 may be extended by the mutual agreement of the Parties.

2.7	Development of an BSP Array. Prometheus shall use Commercially Reasonable Efforts to develop the BSP Array in accordance with the Research Plan.

2.8	Records and Reports.

2.8.1	Records. Each Party shall maintain records, in sufficient detail and in good scientific manner appropriate for its own patent and regulatory purposes and requirements of Applicable Law, which shall fully and properly reflect all work done and results achieved in the performance of the Research Program by such Party.

2.8.2	Quarterly Reports. Within [***] following the end of each Calendar Quarter during the Research Program Term, each Party shall provide to the other Party a written progress report in English which shall describe the work performed to date on the Research Program, evaluate the work performed in relation to the goals of the Research Program and provide such other information required by the Research Program or as is reasonably determined to be necessary by the JRC relating to the progress of the goals or performance of the Research Program, subject to in each instance any restrictions on disclosure required by Applicable Law or which are reasonably necessary to avoid putting in jeopardy any legal analysis.

SECTION 3 LICENSE GRANTS

3.1	Research Program License Grants.

3.1.1

License to Prometheus. Subject to the terms and conditions of this Agreement, BSP hereby grants to Prometheus during the Term of this Agreement, a non-exclusive, non-sublicensable (subject to Section 2.4.2), non-transferable (except as otherwise provided in Section 11.2) [***] license to practice and use any technology disclosed or claimed by the BSP Technology, in the Territory solely to the extent such BSP Technology is applicable and is necessary for Prometheus to

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carry out its activities and obligations under the Research Program and this Agreement, including for its development and Commercialization efforts of the Assays, BSP Array and Diagnostic Product; provided that Prometheus shall not have the right to disclose any BSP Technology or BSP Confidential Information to any Third Party for any purpose, unless otherwise expressly permitted pursuant to this Agreement or with the prior written consent of BSP.

3.1.2	License to BSP. Subject to the terms and conditions of this Agreement, Prometheus hereby grants to BSP and its Affiliates during the Term of this Agreement, a non-exclusive, non-sublicensable (subject to Section 2.4.2), non-transferable (except as otherwise provided in Section 11.2) [***] license to practice any technology disclosed or claimed by the Prometheus Technology solely to the extent such Prometheus Intellectual Property is applicable and is necessary for BSP to carry out its activities and obligations under the Research Program and this Agreement, including for its development and Commercialization efforts of Compounds; provided that BSP shall not have the right to disclose any Prometheus Technology or Prometheus Confidential Information to any Third Party for any purpose, unless otherwise expressly permitted pursuant to this Agreement or with the prior written consent of Prometheus.

3.2	Limited License to Sell. If, after having passed the Assay Advancement Criteria, the BSP Array is used by BSP [***] and Prometheus fails to timely notify BSP in writing that it intends to itself or to license one or more of its Affiliates or Third Party licensees to:

3.2.1	take Commercially Reasonable Efforts to timely seek Regulatory Approval (to the extent required) for the BSP Array in a BSP Designated Country (other than due to BSP’s failure to provide Prometheus with any data that is necessary to seek Regulatory Approval therein) and to use Commercially Reasonable Efforts not to abandon such Regulatory Approval; and

3.2.2	take Commercially Reasonable Efforts to timely Commercialize the BSP Array in a BSP Designated Country once Regulatory Approval for the BSP Array has been obtained and to use Commercially Reasonable Efforts not to abandon such Commercialization; then

3.2.3	subject to this Section 3.2, Prometheus shall be obligated to and hereby does grant to BSP and its Affiliates, a [***] non-exclusive license, during the Term, under the Prometheus Intellectual Property, [***] solely to the extent such Prometheus Intellectual Property is applicable and necessary to seek Regulatory Approval in Prometheus’ name [***] and sell solely in such BSP Designated Country, the BSP Array and any Assay performed in connection with the BSP Array. Such grant shall be limited to only those BSP Designated Countries in which BSP has obtained or has filed an application with the Governmental Authority and is actively seeking Regulatory Approval for a Compound. Notwithstanding anything to the contrary herein, no right is being granted to BSP under this Section 3.2 to manufacture or have manufactured the BSP Array, to perform any Assay associated with the BSP Array or to analyze any data resulting from the performance of any such Assay.

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3.3	Limited License to Manufacture. If, and only if, BSP is entitled to exercise the license set forth in Section 3.2 and Prometheus fails to timely notify BSP in writing that it will itself or it will license one or more of its Affiliates or Third Party licensees to either:

3.3.1	perform Assays on Specimens collected from a BSP Designated Country; or

3.3.2	supply BSP with the BSP Array so that BSP can perform Assays on Specimens collected from a BSP Designated Country; then

3.3.3	subject to this Section 3.3, Prometheus shall also be obligated to and does hereby grant BSP and its Affiliates, a [***] non-exclusive license, during the Term, under the Prometheus Intellectual Property, [***] solely to the extent such Prometheus Intellectual Property is applicable and necessary to manufacture, export, and import into such Designated Country, the BSP Array and to perform any Assay in connection therewith. Such grant shall be limited to only those BSP Designated Countries in which BSP has obtained or has filed an application with the Governmental Authority and is actively seeking Regulatory Approval for a Compound Notwithstanding anything to the contrary herein, no right is being granted to BSP under this Section 3.3 to analyze any data resulting from the performance of any such Assay.

3.4	Limited License to Perform Algorithm. If, and only if, BSP is entitled to exercise the license set forth in Section 3.3 and Prometheus fails to timely notify BSP in writing that it will itself or it will license one or more of its Affiliates or Third Party licensees to:

3.4.1	analyze any data resulting from BSP’s performance of Assays associated with the BSP Array on Specimens collected from a BSP Designated Country; then

3.4.2	Subject to this Section 3.4, Prometheus shall also be obligated to and hereby grants BSP and its Affiliates, a [***] non-exclusive license, during the Term, under the Prometheus Intellectual Property, [***] solely to the extent such Prometheus Intellectual Property is applicable and is necessary to analyze the data resulting from the performance of the Assays associated with the BSP Array. Such grant shall be limited to only those BSP Designated Countries in which BSP has obtained or has filed an application with the Governmental Authority and is actively seeking Regulatory Approval for a Compound. BSP will have no right to exercise this license, so long as Prometheus is analyzing data resulting from BSP’s performance of Assays on Specimens taken from such BSP Designated Country.

3.5	Technology Transfer. If BSP is entitled to exercise its rights under Sections 3.3 and/or 3.4, Prometheus will use Commercially Reasonable Efforts to transfer the necessary Prometheus Technology to BSP for BSP, its Affiliates and its sublicensees to exercise its rights under such sections. All reasonable out-of-pocket costs incurred by Prometheus in connection with such technology transfer shall be reimbursed by BSP upon invoice in accordance with Section 7.2.5.

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3.6	Timeliness.

3.6.1	As used in this Section 3, “timely seek Regulatory Approval” and “timely Commercialize” shall mean on or before BSP Commercializes any Compound in such BSP Designated Country; provided that BSP has given notice in reasonably sufficient time for Prometheus to seek Regulatory Approval and Commercialize the Assays and/or BSP Array in the BSP Designated Country.

3.6.2	As used in this Section 3, “timely notify” shall mean to provide written notice to BSP within [***] Business Days after BSP has requested in writing that Prometheus timely seek Regulatory Approval and timely Commercialize the BSP Array in a BSP Designated Country, provided that BSP’s written request shall not be made prior to the use by BSP of the BSP Array in a Phase III Clinical Trial or in a Phase II Clinical Trial (where a Phase III Clinical Trial is not required for Regulatory Approval in a Major Market).

3.7	No Implied Licenses. Except as specifically set forth in this Agreement, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, in any Intellectual Property or Confidential Information licensed or disclosed to it under this Agreement by the other Party or its Affiliates.

3.8	Restrictions. BSP acknowledges and agrees that, notwithstanding the licenses set forth in this Section 3:

3.8.1	BSP, its Affiliates and its sublicensees shall not offer for sale or sell the BSP Array outside the applicable BSP Designated Country and shall not knowingly (after using Commercially Reasonable Efforts to determine the same) perform or permit any Third Party to perform any Assay on Specimens that were collected from patients at a facility outside the applicable BSP Designated Country.

3.8.2	BSP, its Affiliates and its sublicensees shall not manufacture or have manufactured the BSP Array in any jurisdiction in which BSP knows or should know Prometheus’ Intellectual Property rights will not be respected; notwithstanding this restriction, if BSP is entitled to exercise its license under Section 3.3, BSP shall be entitled to manufacture or have manufactured the BSP Array in any jurisdiction [***], provided that it uses reasonable processes and controls to protect the Prometheus Technology which are no less than those it uses with respect to protecting its own Intellectual Property in such jurisdiction.

3.8.3	Unless otherwise expressly approved by Prometheus in writing (such decision to be made after good faith discussions with BSP and knowledgeable regulatory counsel), BSP, its Affiliates and its sublicensees shall not (a) seek Regulatory Approval for the BSP Array in any Restricted Country, (b) Commercialize the BSP Array in any Restricted Country or (c) transfer any Prometheus Technology to any Restricted Country, and/or (d) take any other action in or with respect to any Restricted Country which could cause Prometheus or its Affiliates to violate any United States export laws.

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3.8.4	The parties shall use Commercially Reasonable Efforts to work together to comply with the intent of the restrictions set forth in this Section 3.8.

3.9	Pricing. If BSP exercises its rights under any of the licenses granted in Sections 3.2, 3.3, and 3.4 the Parties agree that they will negotiate in good faith to reduce the price BSP pays depending on the relative value of services provided by Prometheus and BSP under these Sections 3.2, 3.3, and 3.4.

3.10	Liability. Notwithstanding anything to the contrary in this Agreement, BSP shall be solely liable with respect to its Commercialization of the BSP Array and/or the performance of any Assay associated with the BSP Array and shall defend the Prometheus Indemnitees from and against any and all Claims, and indemnify and hold harmless such Prometheus Indemnitees from and against any and all Losses that result from such Claims, including any claims for Intellectual Property infringement. Notwithstanding the previous sentence, BSP shall not be obligated to defend Prometheus if such Claims arise from an inherent defect that also applies to countries where Prometheus also Commercializes the Assays and/or BSP Array and such defect is the result of Prometheus’ intentional misconduct or gross negligence, unless BSP, upon discovery of such latent defect, fails to make changes or stop sales as requested by Prometheus.

SECTION 4 MANAGEMENT

4.1	Formation.

4.1.1	Joint Project Team. Within [***] after the Effective Date, the Parties shall form a JPT which shall be responsible for developing the Research Plan and implementing the Research Plan. The JPT shall be composed of [***] representatives appointed by Prometheus and [***] representatives appointed by BSP. Each representative shall be appointed (and may be replaced at any time) by a Party upon prior written notice to the other Party in accordance with this Agreement. These representatives shall have appropriate technical credentials, experience and knowledge, and ongoing familiarity with the Research Program. The chair of the JPT shall alternate between a representative of BSP and a representative of Prometheus each year during the Research Program Term on the anniversary of the Agreement. The first year shall be chaired by a representative of BSP. Each Party shall bear its own expenses related to the attendance of meetings by its representatives.

4.1.2	Joint Research Committee. Within [***] after the Effective Date, the Parties shall form a JRC to provide approval, oversight and management of the Research activities undertaken under this Agreement. The JRC shall be composed of [***] representatives appointed by Prometheus and [***] representatives appointed by BSP. Each representative shall be appointed (and may be replaced at any time) by a Party upon prior written notice to the other Party in accordance with this Agreement. These representatives shall have appropriate technical credentials, experience and knowledge, and ongoing familiarity with the Research Program. The chair of the JRC shall alternate between a representative of BSP and a representative of Prometheus each year during the Research Program Term on the anniversary of the Agreement. The first year shall be chaired by a representative of BSP. Each Party shall bear its own expenses related to the attendance of meetings by its representatives.

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4.1.3	Development Coordination Committee. Within [***] of the earlier of Prometheus deciding to seek Regulatory Approval of a BSP Array or Diagnostic Product and BSP deciding to use a BSP Array or Diagnostic Product in a Clinical Trial the Parties shall form a DCC to facilitate the transfer of information related to the Commercialization and Regulatory Approval process between the Parties. The DCC shall be composed of [***] representatives appointed by Prometheus and [***] representatives appointed by BSP. Each representative shall be appointed (and may be replaced at any time) by a Party upon prior written notice to the other Party in accordance with this Agreement. These representatives shall have appropriate experience and knowledge, and ongoing familiarity with the Research Program, Commercialization and Regulatory Approval process. The chair of the DCC shall alternate between a representative of BSP and a representative of Prometheus each year during the Research Program Term on the anniversary of the Agreement. The first year shall be chaired by a representative of BSP. Each Party shall bear its own expenses related to the attendance of meetings by its representatives.

4.1.4	Committee Members. Any person serving on a committee described in this Section 4 shall be eligible to be designated by a Party to simultaneously sit on any other committee herein.

4.2	Decision-Making.

4.2.1	Joint Project Team. A quorum must be present at all meetings of the JPT, and all decisions of the JPT must be unanimous. There must be at least one representative available from each Party to constitute a quorum. Actions that may be taken at a meeting of the JPT may also may be taken without a meeting if a written consent setting forth the action so taken is signed by at least one representative to the JPT of each Party. In the event that the JPT cannot or does not, after good faith efforts, reach agreement on an issue, then either Party may refer the matter to the JRC.

4.2.2	Joint Research Committee. A quorum must be present at all meetings of the JRC, and all decisions of the JRC must be unanimous. There must be at least one representative available from each Party to constitute a quorum. Actions that may be taken at a meeting of the JRC may also be taken without a meeting if a written consent setting forth the action so taken is signed by at least one representative to the JRC of each Party. In the event that the JRC cannot or does not, after good faith efforts, reach agreement on an issue, other than as described in Section 2.6.4, then the matter shall be referred to executives of the Parties in accordance with Section 11.6, and if such referral does not resolve such matter, then the dispute shall be resolved in accordance with Section 11.6.

4.2.3	Development Coordination Committee. The DCC shall have no decision-making authority.

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4.3	Responsibilities.

4.3.1	Joint Project Team. The JPT’s responsibilities shall include, but not be limited to, the following functions:

•	Preparing the format and general content of the Research Plan and the Parties’ respective responsibilities in connection therewith;

•	Recommending modifications to the Research Program and Research Plans;

•	Implementing the approved Research Plan;

•	Assessing progress on the Research Program;

•	Recommending the budget for the Research Program;

•	Considering and recommending any increase to the number of Prometheus FTEs performing Research services hereunder; and

•	Taking such other actions as may be specifically allocated to the JPT by the JRC and/or the Parties from time to time or are as otherwise expressly set forth in this Agreement.

4.3.2	Joint Research Committee. The JRC’s responsibilities shall include, but not be limited to, the following functions:

•	Reviewing and approving the format and general content of the Research Plan and the Parties’ respective responsibilities in connection therewith;

•	Reviewing and approving all Research Plans and amendments thereto;

•	Finalizing and approving the Research Plan for the Research Program;

•	Finalizing and approving any amendments to the Assay Advancement Criteria and/or the Assay Qualification Criteria;

•	Reviewing and approving modifications to the Research Program and Research Plans;

•	Reviewing the progress on the Research Program;

•	Approving and amending the budget for the Research Program;

•	Considering and approving any increase to the number of Prometheus FTEs performing Research services hereunder; and

•	Taking such other actions as may be specifically allocated to the JRC by the Parties from time to time or are as otherwise expressly set forth in this Agreement.

4.3.3	Development Coordination Committee. The DCC’s responsibilities shall include, but not be limited to, the following functions:

•	Facilitating the transfer of information and data related to the Commercialization and Regulatory Approval process between the Parties;

•	Facilitating the cooperation of the Parties, when requested, to provide information and services;

•	Facilitating coordinated interpretation of data; and

•	Taking such other actions as may be specifically allocated to the DCC by the Parties from time to time or are as otherwise expressly set forth in this Agreement.

4.4	Meetings. The JRC and JPT shall each meet (either in person, telephonically or via video conference) not less frequently than [***] during each Calendar Quarter during the Research Program Term, or at such greater frequency as agreed by the respective committee members. Meetings of the JRC and JPT shall be at such locations as the Parties agree. Members of the JRC and JPT can also communicate regularly by telephone, electronic mail, facsimile and/or video conference. The JRC and JPT shall confer regarding the status of the Research Program, review relevant data, and consider and advise on any technical issues that arise. Additional representative(s) or consultant(s) may from time to time be invited to attend JRC and JPT meetings, subject to such representative’s or consultant’s written agreement to comply with the requirements of Section 8; provided that, in the case of a consultant or other non-employee representative of a Party, the other Party’s consent to the attendance of such consultant or representative must be obtained prior to the JRC meeting. Upon formation of the DCC, the DCC shall determine the frequency of their meetings.

SECTION 5 INTELLECTUAL PROPERTY

5.1	Ownership of Intellectual Property. Ownership of Intellectual Property shall be determined as follows:

5.1.1	Any Intellectual Property that was existing prior to the Effective Date shall be owned by the Party who owned the Intellectual Property on the Effective Date.

5.1.2	Any Intellectual Property acquired by a Party outside of this Agreement after the Effective Date, shall be owned by the Party acquiring such Intellectual Property.

5.1.3	Subject to Sections 5.1.4 and 5.1.5, any Intellectual Property developed solely by employees of one Party while performing under the Research Program of this Agreement shall be owned by such Party.

5.1.4	Any Intellectual Property developed under the Research Program to the extent it relates solely to any assays (including the Assays), BSP Array or Diagnostic Products shall be owned by Prometheus. If such Intellectual Property was developed under the Research Program solely by BSP, its Affiliates, or their employees or contractors, BSP will assign or cause such Affiliates, employees or contractors to assign all such rights in such Intellectual Property to Prometheus.

5.1.5	Any Intellectual Property developed under the Research Program to the extent it relates solely to any compound (including the Compounds) or Treatment shall be owned by BSP. If such Intellectual Property was developed under the Research Program solely by Prometheus, its Affiliates, or their employees or contractors, Prometheus will assign or cause such Affiliates, employees or contractors to assign all rights in such Intellectual Property to BSP.

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5.1.6	Any Intellectual Property developed under the Research Program to the extent it relates to both (a) any assays, BSP Array or Diagnostic Products and (b) any compounds or Treatment shall be jointly owned by Prometheus and BSP; provided, however, Prometheus shall grant a [***] perpetual, worldwide, sublicenseable, exclusive license to BSP and its Affiliates to all rights in such Intellectual Property which relate to any compound or Treatment and BSP shall grant a [***] perpetual, worldwide, sublicenseable, exclusive license to Prometheus and its Affiliates to all rights in such Intellectual Property which relate to any assays, BSP Arrays or Diagnostic Products. Each Party shall have the right to freely license its rights in the Joint Intellectual Property without any duty to account to the other Party, except it shall not license any rights to a Third Party to the extent it has or is obligated to grant an exclusive license to the other Party.

5.1.7	If the Intellectual Property was developed under the Research Program by at least one employee of Prometheus and one employee of BSP (“Joint Intellectual Property”), it shall be jointly owned by both Prometheus and BSP. In such case, BSP shall grant a [***] perpetual, worldwide, sublicenseable, exclusive license to Prometheus and its Affiliates to use all rights to such Intellectual Property to the extent it relates to assays, BSP Array and/or Diagnostic Products, and Prometheus shall grant a [***] perpetual, worldwide, sublicenseable, exclusive license to BSP and its Affiliates to use all rights to such Intellectual Property to the extent it relates to compounds and/or Treatment.

5.1.8	The inventorship in any Patents in the Intellectual Property developed under the Research Plan shall be determined in accordance with United States patent laws. Any Intellectual Property in which it is determined that a BSP inventor developed, at least in part, the Intellectual Property, shall be subject to the German Law on Employee’s Inventions and BSP will obtain an assignment to such invention and comply with any other Applicable Laws in connection therewith.

5.2	Prosecution and Maintenance.

5.2.1	As between the Parties, (a) Prometheus shall have the right (but not the obligation), at its sole cost and expense, to conduct and control prosecution, maintenance, challenges against validity and unenforceability or patentability with respect to the Prometheus Patent Rights in the Territory, and (b) BSP shall have the sole right (but not the obligation), at its sole cost and expense, to conduct and control prosecution, maintenance, challenges against validity and unenforceability or patentability with respect to the BSP Patent Rights in the Territory.

5.2.2

As between the Parties, BSP shall have the initial right (but not the obligation) to conduct the prosecution, maintenance, and challenges against validity and unenforceability or patentability with respect to the Joint Patent Rights on behalf of the Parties. All costs and expense of such prosecution shall be split [***] between [***] and [***]. BSP shall keep Prometheus informed of the prosecution and shall consult with Prometheus with respect to the preparation, prosecution and maintenance of the Joint Patent Rights and any challenges against validity,

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unenforceability or patentability with respect thereto. Without limiting the foregoing, BSP shall provide Prometheus with copies of all patent applications pertaining to the Joint Patent Rights prior to the filing for obtaining substantive comment from Prometheus’ patent counsel, consulting with Prometheus regarding countries in which such patent applications should be filed and shall file patent applications in those countries where Prometheus requests. Prometheus shall timely provide its comments to BSP. BSP shall also provide Prometheus copies of all documents relating to prosecution of all patent applications pertaining to the Joint Patent Rights in a timely manner to allow substantive comment from Prometheus patent counsel, including all documents relating to or defending against any Claims of invalidity, unenforceability or patentability of the Joint Patent Rights. Prometheus shall timely provide any such comments to BSP. [***] BSP shall notify Prometheus in a timely manner of any decision not to prosecute or to abandon a patent or pending patent application pertaining to the Joint Patent Rights or not to defend a challenge of invalidity, unenforceability or patentability with respect to a Joint Patent Right, at which point Prometheus shall have the option at its expense of prosecuting, maintaining or defending any pending patent application. Notwithstanding the foregoing, in the event Prometheus determines at any time it does not want to pay any expenses for the prosecution and/or maintenance of a Joint Patent Right in any country in the Territory, it may inform BSP of the same in writing in which case BSP shall have the right to prosecute and maintain such Joint Patent Right in such country in BSP’s sole name and at BSP’s sole cost and expense and Prometheus shall assign its undivided half interest in such Joint Patent Right with respect to such country to BSP. If either Party assigns its rights to the other Party under this Section 5.2.2, such assigning party shall retain a non-exclusive[***] right to use the assigned rights it had under the Joint Patent Rights.

5.2.3	In the event that Prometheus wishes to abandon any Prometheus Patent Rights which are the subject of the license granted to BSP pursuant to Section 3.2, Prometheus shall not abandon such Prometheus Patent Rights without providing BSP the opportunity to assume responsibility for the prosecution and maintenance in Prometheus’ name of such Prometheus Patent Rights at BSP’s sole cost and expense, provided that in the event that any such Prometheus Patent Rights are not owned by Prometheus, the foregoing right shall only be granted to BSP where and to the extent permitted by the applicable licensor of such Prometheus Patent Rights.

5.3	Exchange of Information. During the Term, each Party shall keep the other Party reasonably informed as to the status of any applications or registrations covering the Prometheus Technology or BSP Technology (as applicable) in the Territory (which obligation shall be deemed satisfied by a Party through the provision to the other Party of a bi-annual status report), solely where and to the extent that such disclosures are permitted pursuant to any license agreements (if any) covering such Prometheus Technology or BSP Technology, as applicable, and solely where and to the extent any disclosure would not jeopardize any legal analysis privilege of the disclosing Party.

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5.4	Responsibility for Enforcement.

5.4.1	For Prometheus Technology. As between the Parties, Prometheus shall have the sole right (but not the obligation) to bring or control, at its own expense, any action for enforcement directed to an actual or alleged infringement or misappropriation of any Prometheus Technology. Any proceeds from such action shall belong solely to Prometheus.

5.4.2	For BSP Technology. As between the Parties, BSP shall have the sole right (but not the obligation) to bring or control, at its own expense, any action for enforcement directed to an actual or alleged infringement or misappropriation of any BSP Technology. Any proceeds from such action shall belong solely to BSP.

5.4.3	For Joint Patent Rights.

(a)	Solely Related to Diagnostics. As between the Parties, Prometheus shall have the first right (but not the obligation) to bring or control, at its own expense, any enforcement action directed to an actual or alleged infringement or misappropriation of any diagnostic aspects of Joint Intellectual Property.

(b)	Solely Related to Treatment. As between the Parties, BSP shall have the first right (but not the obligation) to bring or control, at its own expense, any enforcement action directed to an actual or alleged infringement or misappropriation of any Treatment aspects of Joint Intellectual Property.

(c)	Related to both Diagnostics and Treatment. BSP shall have the first right (but not the obligation) to bring or control, at its own expense, any enforcement action directed to an actual or alleged infringement or misappropriation of any Joint Patent Rights.

(d)	If either Party declines to bring any action under Section 5.4.3, then the other Party shall have the right (but not the obligation) to bring or control, at its own expense, any enforcement action directed to an actual or alleged infringement or misappropriation of any Joint Patent Rights

(e)	Should either Party commence an action under the provisions of this Section 5.4.3 and thereafter elect to abandon the same, it shall give timely notice to the other Party who may, if it so desires, continue prosecution of such suit.

(f)	Neither Party shall settle any action covered by this Section 5.4.3 without first obtaining the consent of the other Party, which consent will not be unreasonably withheld.

5.5

Cooperation and Joinder. Each Party shall reasonably cooperate in any enforcement action brought by the other Party pursuant to Section 5.4.3, and as necessary join or be joined as a party therein, provided that the Party bringing suit agrees to reimburse the other Party for all out-of-pocket costs, damages and expenses, (excluding reasonable attorneys’

fees unless the Parties are unable to utilize the same legal counsel due to an ethical conflict), that it may incur in connection with such assistance or joinder, including any award of costs against it. Any costs, expenses or damages hereunder to be reimbursed by one Party to the other shall be paid by the owing Party within [***] Business Days of receipt of an invoice therefor, including evidence that such costs, expenses or damages have been incurred.

5.6	Retention of Amounts Recovered. Any amount recovered in any action or suit brought in accordance with Section 5.4.3, whether by judgment or settlement, shall be applied (unless otherwise agreed in writing by the Parties) first, to reimburse the Parties for their respective costs and expenses (including reasonable attorneys’ fees and costs) incurred in prosecuting such infringement action, and any remaining amounts shall be [***].

SECTION 6 CLINICAL DEVELOPMENT PHASE, COMMERCIALIZATION

6.1	Regulatory Approvals Cost and Expenses.

6.1.1	Prometheus shall, at its sole cost and expense, be responsible for obtaining and maintaining any and all Regulatory Approvals for each Assay, BSP Array and Diagnostic Product, solely to the extent necessary in each country in the Territory (a) where it wishes to pursue development or Commercialization of such Assay, BSP Array or Diagnostic Product and (b) in each BSP Designated Country in which it has not licensed BSP under Section 3.2; provided, however, if BSP has obtained Regulatory Approval in a specific country pursuant to Section 3.2.3, then Prometheus shall reimburse BSP the actual direct out-of-pocket costs reasonably incurred by BSP in obtaining Regulatory Approval in Prometheus’ name in that country if Prometheus decides to commercially supply the BSP Array to a Third Party in such country other than at the request of or in coordination with BSP.

6.1.2	BSP shall, at its sole cost and expense, be responsible for obtaining and maintaining any and all Regulatory Approvals for each Compound solely to the extent necessary for each country in the Territory where it wishes to pursue development or Commercialization of such Compound.

6.2	Compounds. BSP shall have sole discretion to determine the clinical development program for the Compounds. This shall include the right to determine which, if any, Compound to enter into Clinical Trials, the design of the Clinical Trials, how to proceed in the Clinical Trials, the minimum or specific number of trials or Specimens to run, which countries to pursue, and whether and when to stop any Clinical Trial.

6.3	BSP Clinical Trials. If BSP decides to conduct Clinical Trials on any Compound, it shall have sole discretion to decide:

6.3.1	if it is going to use the BSP Array in a Clinical Trial;

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6.3.2	in which Compound development program and in which specific Clinical Trial the BSP Array is to be applied, and how it will be applied;

6.3.3	whether to share the drug development master plans with Prometheus, and if it shares such master plans, when to share;

6.3.4	in which indications to run the BSP Array with a Compound; and

6.3.5	any other decision relating to the Clinical Trial, including modifying, changing, terminating, etc.

6.4	Clinical Trial Data. If as a result of the Clinical Trials, BSP believes there is a robust predictive correlation between array signals and the clinical response and wants to proceed with co-operating with Prometheus to commercially develop a BSP Array, then:

6.4.1	BSP will provide to Prometheus data from BSP’s Clinical Trials [***]. The extent of data and the data format will be determined by BSP, provided however, transfer of data and the timing thereof as requested by Prometheus will, in the interest of both Parties not be unreasonably withheld. Such data shall be solely used for the purpose of application for Regulatory Approval and shall be treated strictly confidential and shall not be disclosed to any Third Party prior to its publication by BSP and shall not be subject to the permitted exceptions specified in Section 8.2(b).

6.4.2	In case of expiration or termination of the Agreement [***].

6.5	BSP Array Costs. If BSP decides to conduct a Clinical Trial and use the BSP Array for Patient Selection of the participants in such Clinical Trial, BSP shall collect the patient Specimen and send the Specimen to Prometheus for use with the BSP Assay. The cost for each Specimen shall be as specified in Section 7.2.4.

6.6	Data Analysis. In any Clinical Trial where BSP uses the BSP Array with a Compound, Prometheus shall provide the raw data plus condensed or processed data ready for biostatistical correlation analysis. The biostatistical analyses (i.e. the correlation of array results with clinical outcome to identify responder signals/signatures) will be conducted at BSP and, at the request of BSP, Prometheus will use Commercially Reasonable Efforts to co-operate with and support BSP’s analysis. BSP acknowledges that any failure by BSP to provide any information or data (including data derived from any Clinical Trial) in its possession and control which is necessary for Prometheus to obtain Regulatory Approval of the BSP Array or any Assay associated therewith or to otherwise Commercialize the same, Prometheus shall be excused from its Commercialization obligations hereunder with respect to such BSP Array or Assay associated therewith and shall not be required to grant any licenses pursuant to Sections 3.2, 3.3 and 3.4.

6.7	Non-Exclusive Testing. BSP is free to use other biomarker tests independently and in parallel (e.g. mutational analyses, immunohistochemistry) without the need to reveal the data to Prometheus. BSP retains the right to decide which biomarker test is to be applied for Patient Selection in subsequent Clinical Trial phases (based on factors like robustness of test, predictive value, test convenience, costs of test, among others).

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6.8	Assays, BSP Array and Diagnostic Products. Subject to Section 3.2, Prometheus shall have sole discretion to determine the clinical development program for the Assays, BSP Array and Diagnostic Products; provided, however, [***]. Prometheus shall have the sole right to determine for which, if any, Assays, BSP Array and Diagnostic Products to obtain Regulatory Approval, what studies to perform for Regulatory Approval, the design of such studies, how to proceed, which countries to pursue and whether to stop Commercialization.

6.9	Communications with Regulatory Authorities.

6.9.1	Prometheus. Subject to the rights granted in Section 3.2, all communications with Regulatory Authorities concerning any Assay, BSP Array or Diagnostic Product shall be the sole responsibility of Prometheus. BSP shall not, without the consent of Prometheus or unless so required by Applicable Law, correspond or communicate with the Regulatory Authority concerning an Assay, the BSP Array or a Diagnostic Product, or otherwise take any action concerning any filings or communications with any applicable Regulatory Authorities in connection with the development or Commercialization of any Assay, the BSP Array or a Diagnostic Product; provided that during the Term, BSP shall have the right to communicate with any Regulatory Authority regarding an Assay, the BSP Array or a Diagnostic Product if such communication is necessary to comply with the terms of this Agreement or any Applicable Law and BSP shall promptly notify Prometheus of such communication unless prevented from doing so under Applicable Law. At Prometheus’ request, BSP will, consistent with the other terms of this Agreement, take Commercially Reasonable Efforts to co-operate with Prometheus ( including attending meetings with Regulatory Authorities) in communicating with the Regulatory Authorities about Compounds, when such communications are important in seeking Regulatory Approval of any Assay, BSP Array or Diagnostic Product.

6.9.2	BSP. All communications with Regulatory Authorities concerning any Compound shall be the sole responsibility of BSP. Prometheus shall not, without the consent of BSP or unless so required by Applicable Law, correspond or communicate with the Regulatory Authority concerning any Compound, or otherwise take any action concerning any filings or communications with any applicable Regulatory Authorities in connection with the development or Commercialization of any Compound; provided that during the Term, Prometheus shall have the right to communicate with any Regulatory Authority regarding a Compound if such communication is necessary to comply with the terms of this Agreement or any Applicable Law and Prometheus shall promptly notify BSP of such communication unless prevented from doing so under Applicable Law. At BSP’s request, Prometheus will, consistent with the other terms of this Agreement, take Commercially Reasonable Efforts to co-operate with BSP in communicating (including attending meetings with Regulatory Authorities) with the Regulatory Authorities about any Assay, BSP Array or Diagnostic Product, when such communications are important in seeking Regulatory Approval of any Compound.

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6.10	Product Complaints.

6.10.1	Prometheus Responsibilities. BSP shall refer to Prometheus any oral or written Diagnostic Product complaints which it receives concerning any of the Diagnostic Products within [***] of its receipt thereof; provided, that all complaints concerning suspected or actual Diagnostic Product tampering, contamination or mix-up shall be delivered within [***] of its receipt thereof. BSP shall not take any other action in respect of any such complaint without the consent of Prometheus unless otherwise required by Applicable Law.

6.10.2	BSP Responsibilities. Prometheus shall refer to BSP any oral or written Compound complaints which it receives concerning any Compound within [***] of its receipt thereof; provided, that all complaints concerning suspected or actual Compound tampering, contamination or mix-up shall be delivered within [***] of its receipt thereof. Prometheus shall not take any other action in respect of any such complaint without the consent of BSP unless otherwise required by Applicable Law.

6.11	Commercialization

6.11.1	Assays, BSP Array and Diagnostic Products. Subject to Section 3.2, Prometheus shall have the sole and exclusive right to Commercialize any and all Assays, the BSP Array and Diagnostic Products in any country in the Territory.

6.11.2	Prometheus Supply Obligations. If BSP obtains Regulatory Approval to market a Compound and such approval was obtained using the BSP Array for Patient Selection, then Prometheus shall use Commercially Reasonable Efforts to supply or have a Third Party supply the BSP Array in all BSP Designated Countries other than Restricted Countries, provided that if Prometheus elects not do so, it shall not be deemed a breach of this Agreement as long as it provides the applicable licenses in Section 3.2, 3.3 and 3.4.

6.11.3	Compounds. BSP shall have the sole and exclusive right to Commercialize any and all Compounds in any country in the Territory.

SECTION 7 PAYMENTS; ROYALTIES AND REPORTS

7.1	Technology Access Fee. In consideration for the past development services that Prometheus performed in developing the Prometheus Technology, within the later of [***] Business Days after the Research Program Effective Date and the receipt of an invoice issued by Prometheus, BSP shall pay to Prometheus an up-front, non-refundable payment of [***].

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7.2	Research Program Expenses and Support Fees.

7.2.1	Responsibility for Research Expenses. Except as otherwise set forth in this Section 7.2, each Party shall be responsible for all of its own expenses incurred by such Party in carrying out its responsibilities under the Research Program.

7.2.2	Payment to Prometheus for Research Services. BSP shall compensate Prometheus for Prometheus’ performance of its obligations in connection with the Research Program during the Research Program Term at a rate equal to [***] per each FTE performing Research work under the Research Plan on Prometheus’ behalf (“Research Services Fees”), up to [***] FTEs (or such lower number of FTEs as are actually used to perform the Research services from time to time during the Research Program Term). Notwithstanding anything herein to the contrary, the JRC can decide to increase the maximum number of FTEs, if and to the extent the JRC reasonably believes additional FTEs are required to timely perform Prometheus’ Research activities hereunder. Within [***] Business Days after each Calendar Quarter during the Research Program Term, Prometheus shall furnish to BSP a written invoice specifying (a) the names, job title and number of hours for each FTE performing Research work during such Calendar Quarter, and (b) the total amount of Research Services Fees accumulated for such Research work during such Calendar Quarter.

7.2.3	Sample Expenses. BSP shall be responsible for paying the costs for all Samples, cell cultures and xenografts required to develop the Assays, BSP Array and the Diagnostic Products pursuant to the Research Program and to demonstrate the Pre-Clinical Proof of Concept. In the event that Prometheus, at its sole election, co-operates with BSP in obtaining Samples itself or is forced to obtain Samples from a Third Party due to BSP’s inability (whether due to a Force Majeure or otherwise) to timely provide Samples for the Assays, BSP Array, Diagnostic Products or to demonstrate the Pre-Clinical Proof of Concept, BSP shall reimburse Prometheus for all costs incurred by Prometheus in connection with obtaining the same following receipt of an invoice for such expenses from Prometheus in accordance with Section 7.2.5; provided, however, Prometheus shall first seek the prior written approval for such costs from BSP, which approval shall not be unreasonably withheld.

7.2.4	Per Specimen Charges. If BSP desires to use an Assay, the BSP Array and/or Diagnostic Product in a Clinical Trial, BSP shall pay to Prometheus a per-Specimen test fee in accordance with the pricing set forth in the Testing Fees Schedule set forth in Schedule 7.2.4 for each Specimen submitted by BSP that is tested by Prometheus using an Assay, the BSP Assay and/or Diagnostic Product. Prometheus shall invoice BSP in accordance with Section 7.2.5 pursuant to a single invoice for each Calendar Quarter for all Assays, BSP Assays and/or Diagnostic Products provided by Prometheus during the prior Calendar Quarter.

7.2.5

Invoicing and Records. Invoices for all fees and expenses payable by BSP to Prometheus pursuant to this Section 7.2 for services rendered by Prometheus to BSP, shall be submitted by Prometheus not later than [***] Business Days following the close of each Calendar Quarter, and all invoices shall be due and

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payable by BSP within [***] Business Days after receipt thereof, except to the extent disputed in good faith in accordance with Section 11.6. Each Party shall keep complete and accurate records in sufficient detail to enable the costs incurred and the amounts payable hereunder to be determined and audited in accordance with Section 7.4. Any payments due under this Section 7.2 shall be due on such date as specified in Section 7.2.5 and, in the event such date is not a Business Day, then the next succeeding Business Day. Any failure by BSP to make a payment within [***] Business Days after the date when due (unless such unpaid amounts are being disputed in good faith by BSP and any undisputed portion of such invoice is timely paid) shall obligate BSP to pay computed interest, the interest period commencing on the due date and ending on the payment date, to Prometheus at a rate per annum equal to [***], provided such rate shall be no more than the maximum legal annual interest rate allowed under Applicable Law. These rates are currently published by Reuters on screen <EURIBOR>. The interest rate shall be calculated based on the actual/360 adjusted day count convention.

7.3	Development Milestone Payments. BSP shall pay to Prometheus the non-refundable milestone payments set forth below upon the occurrence of the corresponding milestone event and after receipt of the appropriate invoice from Prometheus.

7.3.1	Milestones.

(a)	[***] in cash is due and payable to Prometheus after the earlier of (a) [***] or (b) [***]. This milestone shall be due and payable only once.

(b)	[***] in cash is due and payable to Prometheus on [***].

(c)	[***] in cash is due and payable to Prometheus on a [***].

(d)	[***] in cash is due and payable to Prometheus on [***].

7.3.2	Notice of Milestone Achievement. Prometheus shall notify BSP in writing and provide an invoice for such milestone within [***] Business Days following the achievement of the milestone set forth in Section 7.3.1(a), and BSP shall notify Prometheus in writing within [***] Business Days following each achievement of the milestones set forth in Sections 7.3.1(b) through (d) and after such notice Prometheus shall invoice BSP for such milestone statement. BSP shall make the appropriate milestone payment within [***] Business Days after such receipt of an invoice from Prometheus for each milestone unless it disputes such achievement, in which case such dispute shall be resolved under the terms of Section 11.6 and the milestone payment due, if any, will then be due within [***] Business Days of final resolution of such dispute.

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7.3.3	[***] Milestone Payment(s)

(a)	If at the time a milestone payment is due:

(i)	[***]; and

(ii)	[***]; then

(A)	the applicable milestone payment which is then due will be [***], as follows: [***];

(B)	[***].

(C)	A payment of any milestone due under Section 7.3.1(d) will be [***] according to whichever of the following applies (if, and only if, both apply, then only whichever of the following options [***]):

a.	[***]:

[***]

or

b.	[***].

(b)	The denominator in the ratios specified in Section 7.3.3(a)(iii)(A) of [***] and Section 7.3.3(a)(iii)(B) of [***] shall be adjusted to [***]; and

(c)	As used in this Section 7.3.3 [***].

7.4	Audits. In respect to any fees a Party has paid to the other Party, it may audit the other Party to verify that the accuracy of such payments according to the procedure described in this Section 7.4.

7.4.1	Upon the written request of a Party (the “Auditing Party”) and not more than once in each Calendar Year the other Party (the “Audited Party”) shall permit an independent certified public accounting firm of internationally recognized standing selected by the Auditing Party and reasonably acceptable to the Audited Party, at the Auditing Party’s expense, to have access during normal business hours to such of the records of the Audited Party as may be reasonably necessary to verify the accuracy of the reports and payments made hereunder for any Calendar Year ending not more than [***] prior to the date of such request. The accounting firm shall disclose to the Auditing Party only whether the reports and payments are correct or incorrect and the amount of any discrepancy. No other information shall be provided to the Audited Party.

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7.4.2	If such accounting firm correctly identifies an overpayment made by the Auditing Party during such period, the Audited Party shall pay the Auditing Party the amount of the overpayment within [***] Business Days of the date the Auditing Party delivers to the Audited Party such accounting firm’s written report, unless the contents of such report are disputed in whole or part by the Audited Party in good faith in accordance with Section 11.6. The fees charged by such accounting firm shall be paid by the Auditing Party; provided, however, that if such audit uncovers that the Auditing Party was overcharged in an amount that exceeds [***] of the total amounts billed by the Audited Party for the period covered by the audit, then the fees of such accounting firm shall be paid by the Audited Party. If the audit reveals an underpayment by the Auditing Party, the Auditing Party shall pay such underpayment within [***] Business Days of the date the Auditing Party receives the accounting firm’s written report.

7.4.3	The Auditing Party shall treat all financial information subject to review under this Section 7.4 in accordance with the confidentiality and non-use provisions of this Agreement, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with the Audited Party and/or its Affiliates obligating it to retain all such information in confidence pursuant to such confidentiality agreement.

7.5	Currency. All payments to be made by one Party to the other under this Agreement shall be made in Euros and may be paid by check or bank wire transfer in immediately available funds to such bank account as may be designated in writing by the receiving Party from time to time. Any Prometheus costs to be reimbursed by BSP in accordance with Section 7.2 which were incurred in a currency other than Euro shall be converted into Euros using the Exchange Reference Rates of the European Central Bank Frankfurt/Main, Germany on the last Business Day of the applicable calendar quarter as published, in the absence of manifest error, on Reuters screen <ECB37>. In the event that Reuters ceases to publish such rates, then the rates published by the European Central Bank on its website (http://www.ecb.int) shall, in the absence of manifest error, be used for the purposes of calculating rates for the currency conversion.

7.6	Income Tax Withholding. Any Party required to make a payment under this Agreement shall be entitled to deduct and withhold from the amount payable any tax required to be deducted and withheld by the paying Party under any provisions of tax law. If a reduction of or exemption from the otherwise applicable withholding tax rate is available under an applicable tax treaty or otherwise, the payee Party shall furnish to the paying Party such certificates and documents as may be required to enable such withholding to be made at a reduced rate or eliminated. Any withheld tax shall be promptly remitted by the paying Party to the appropriate taxing authority and a certified receipt or other appropriate proof of such remittance shall be furnished by the paying Party to the payee Party within a reasonable time of such remittance. Any amounts deducted, withheld and remitted in accordance with the provisions of this Section 7.6 shall be treated as having been paid by paying Party to the payee for all purposes of this Agreement. If a paying Party fails to deduct any tax that was required to be withheld from a payment to a payee but is still required by tax law to pay such withholding tax on account of the payee to the tax authorities, the payee shall cooperate with the paying Party to obtain a refund from the tax authorities or, if such refund is not obtained, indemnify the paying Party against such withholding tax.

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SECTION 8 CONFIDENTIALITY, PUBLICATION

NON-EXCLUSIVE RELATIONSHIP

8.1	Nondisclosure. Confidential Information of the other Party shall be kept strictly confidential by the receiving Party and, except as expressly permitted herein or otherwise mutually agreed to by the Parties, shall not be disclosed to any Third Party by the receiving Party in any manner whatsoever, in whole or in part, without first obtaining the other Party’s prior written consent to such disclosure. The standard of care required of each Party in protecting the confidentiality of the other Party’s Confidential Information shall be at least the same standard of care that the receiving Party uses in protecting its own confidential and trade secret information, but in no event shall either Party use less than a reasonable standard of care. Except as mutually agreed upon by the Parties, Confidential Information may be used by the receiving Party only for the purpose of performing under this Agreement.

8.2	Permitted Exceptions. Each Party may disclose the other Party’s Confidential Information (a) to its employees, outside advisors, Affiliates or acquirers who reasonably need to know such information for the purpose of advising or assisting it in connection with this Agreement, (b) to actual and prospective investors, other financing sources (each, of the persons mentioned in (a) and (b) above, a “Representative”), (c) to Regulatory Authorities in furtherance of the Research Program, and (d) to any Third Parties if required by Applicable Law, subject to Section 8.4. Prior to disclosing any Confidential Information to any Representative pursuant to this Section 8.2, the receiving Party will inform such Representative of the proprietary nature of the Confidential Information and, to the extent the Representative has not already signed a confidentiality agreement with provisions at least as protective as those set forth herein, will require such Representative to agree in writing (except in the case of outside legal advisors or auditors, who may orally agree) to be bound by the requirements of this Section 8 and not to use or disclose the Confidential Information except as permitted herein. Each Party agrees to be responsible for any breach of these confidentiality obligations by its Representatives. Furthermore, either Party may disclose the existence of this Agreement and the terms and conditions hereof, without the prior written consent of the other Party, as may be required by Applicable Law (including, without limitation, disclosure requirements of the SEC, NYSE, NASDAQ or any foreign stock exchange), in which case the Party seeking to disclose the information shall give the other Party reasonable advance notice and review of any such disclosure and shall seek confidential treatment of such Confidential Information to the extent possible under Applicable Law. It is specifically agreed that (x) BSP may disclose Prometheus Confidential Information to any BSP Affiliate under the same conditions provided in this Section 8 on a need-to-know basis, and (y) Prometheus may disclose BSP Confidential Information to any Prometheus Affiliate under the same conditions provided in this Section 8 on a need-to-know basis.

8.3	Excluded Information. Notwithstanding any provision herein to the contrary, the requirements of this Section 8 shall not apply to any information of either Party which:

8.3.1	at the time of disclosure hereunder is generally available to the public;

8.3.2	after disclosure hereunder becomes generally available to the public, except through breach of this Section 8 by the receiving Party or its Representatives;

8.3.3	was not acquired directly or indirectly from the disclosing Party or its Affiliates and which the receiving Party lawfully had in its possession prior to disclosure by the disclosing Party;

8.3.4	is independently developed by employees or agents of the receiving Party without the use of the Confidential Information of the disclosing Party; or

8.3.5	becomes available to the receiving Party from a Third Party that is not legally prohibited from disclosing such Confidential Information, provided such information was not acquired directly or indirectly from the disclosing Party or its Affiliates.

8.4	Notification of Mandatory Disclosure.

8.4.1	Procedures. In the event that either Party is required by Applicable Law or by judicial or administrative process to disclose any part of the other Party’s Confidential Information, such Party shall (a) promptly notify the other Party of each such requirement and identify the documents so required thereby, so that the other Party may seek an appropriate protective order or other remedy and/or waive compliance by the first Party with the provisions of this Section 8, (b) consult with the other Party on the advisability of taking legally available steps to resist or narrow the scope of such requirement, (c) assist the other Party in seeking a protective order or equivalent, and (d) comply with any applicable protective order or equivalent.

8.4.2	Limitations. If, in the absence of such a protective order or such a waiver by the other Party of the provisions of this Section 8, and a Party is nonetheless required by Applicable Law to disclose any part of the other Party’s Confidential Information, such Party may disclose such of the other Party’s Confidential Information without liability under this Agreement, except that such Party shall (a) furnish only that portion of the other Party’s Confidential Information which is legally required and (b) use its best efforts to obtain an order or other reliable assurances that confidential treatment will be accorded to the portion of such Confidential Information so required to be disclosed.

8.4.3

Publicity. Except as may be required by law or any stock exchange or Regulatory Authority, no Party shall originate any publicity, news release or other public announcement, written or oral, relating to the confidential terms or conditions contained in this Agreement without the prior written approval of the other Party and agreement upon the nature and text of such announcement or disclosure, which approval shall not be unreasonably withheld, delayed or conditioned. The Parties agree to cooperate in jointly preparing and issuing such announcements in a timely manner. The Parties shall jointly issue the press releases shown in Schedule 8.4.3 as soon as practicable following the Effective Date. Further all publicity, press releases and public announcements, in each case relating to the Research Program shall be reviewed in advance by, and shall be subject to the written approval (such approval not to be unreasonably withheld) of both Parties; provided that such publicity, press releases and other public announcements shall not disclose any Confidential Information of the other Party hereunder and shall give appropriate attribution to the other Party’s role(s) in the project contemplated herein. Each Party shall provide the other Party an opportunity to review and comment on the language of such attribution prior to first use thereof in a press release or other public disclosure. Furthermore, each Party shall notify the other Party prior to the first public disclosure of any data generated hereunder by it, its Affiliates or licensees (as applicable), and shall provide the other Party an opportunity to review and comment on the language of such disclosure. Any information that is contained in an approved disclosure as described in the preceding sentences may be disclosed subsequently by either Party without the need to seek any further approval, subject to any restrictions that apply to the original disclosure.

8.4.4	Privacy. The Parties acknowledge the applicability of the privacy standards as set forth in the Health Insurance Portability and Accountability Act of 1996, Public Law 104-191 and all regulations promulgated thereunder by the U.S. Department of Health and Human Services, including 45 C.F.R. §§ 164.500-164.534 and 164.302-164.318 as the same may be amended from time to time, and any foreign equivalents of the foregoing laws, and agree that each will comply with their respective obligations as required by the foregoing privacy laws and any other Applicable Laws. Further, the Parties agree to take all other reasonable steps to protect the confidentiality of any patient health and medical information in compliance with all Applicable Laws.

8.5	Non-Exclusive Relationship. Each Party acknowledges and agrees that during the Term or thereafter nothing in this Agreement shall create any form of exclusive relationship between the Parties with respect to the subject matter of this Agreement, or prevent either Party from: (i) entering into competing business relationships with one or more Third Parties for the research, development and/or commercialization of any assay, array, compound or other product or service that might compete with any Diagnostic Product or Compound in any respect and/or (ii) conducting Research, development and/or Commercialization with respect to any Assay, Array, Compound or Diagnostic Product in any manner whatsoever outside the scope of this Agreement, but in either case neither Party shall have the right to use the other Party’s Confidential Information and/or Intellectual Property in such activities.

8.5.1	Prometheus shall be free to (i) utilize any of the Assays, the BSP Array and/or Diagnostic Products in connection with its own and/or any Third Party’s diagnostic and/or therapeutic research, development or commercialization efforts, and (ii) utilize any Prometheus Technology or Prometheus Confidential Information associated with the Assays, the BSP Array and/or Diagnostic Products, or otherwise generated or obtained by Prometheus in connection with the performance of its obligations in connection with the Research Program; provided, however, Prometheus shall not be entitled to use any BSP Technology or BSP Confidential Information in such activities.

8.5.2	BSP shall be free to (i) utilize any of the Compounds in connection with its own and/or any Third Party’s diagnostic and/or therapeutic research, development or commercialization efforts, and (ii) utilize any BSP Technology or BSP Confidential Information associated with the Compounds, or otherwise generated or obtained by BSP in connection with the performance of its obligations in connection with the Research Program; provided, however, BSP shall not be entitled to use any Prometheus Technology or Prometheus Confidential Information in such activities.

8.6	Residual Knowledge. Notwithstanding anything to the contrary in this Section 8 or otherwise in this Agreement:

8.6.1	Prometheus shall be free to use for the purpose of conducting research, development and/or commercialization of an assay, array or diagnostic product, the residuals resulting from access to or work with information (including Confidential Information) disclosed hereunder, provided that it shall not disclose to any Third Party any BSP Confidential Information.

8.6.2	BSP shall be free to use for the purpose of conducting research, development and/or commercialization of a compound, the residuals resulting from access to or work with information (including Confidential Information) disclosed hereunder, provided that it shall not disclose to any Third Party any Prometheus Confidential Information.

8.6.3	The term “residuals” means information in non-tangible form, which may be retained by persons who have had access to such information, including Know-How and Improvements. Neither Party shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from use of residuals.

SECTION 9 REPRESENTATIONS AND WARRANTIES

9.1	Prometheus Representations and Warranties. Prometheus represents and warrants to BSP as of the Effective Date that:

9.1.1	Prometheus is (a) duly organized, validly existing and is in good standing under the laws of the jurisdiction of its organization and (b) is duly qualified to do business and to the extent such concept is applicable in a jurisdiction, in good standing in each jurisdiction where the nature of the activities conducted by it or the character of the property owned by it make such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have a material adverse effect on Prometheus’ ability to perform its obligations hereunder;

9.1.2	The execution, delivery and performance by Prometheus and of this Agreement is within the power and authority of Prometheus and has been duly authorized by all necessary corporate action on the part of Prometheus. This Agreement (a) has been duly executed and delivered by Prometheus and (b) assuming the due execution and delivery by BSP is a legal, valid and binding obligation of Prometheus, enforceable against Prometheus as applicable, in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law);

9.1.3	[***]; and

9.1.4	To Prometheus’ knowledge, the license granted to BSP under the Prometheus Technology does not conflict with any license agreement or other agreement entered into between Prometheus and any Third Party.

9.2	BSP Representations and Warranties. BSP represents and warrants to Prometheus as of the Effective Date that:

9.2.1	BSP is (a) duly organized, validly existing and to the extent such concept is applicable in a jurisdiction, is in good standing under the laws of the jurisdiction of its organization and (b) is duly qualified to do business and to the extent such concept is applicable in a jurisdiction, in good standing in each jurisdiction where the nature of the activities conducted by it or the character of the property owned by it make such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have a material adverse effect on BSP’s obligations hereunder;

9.2.2	The execution, delivery and performance by BSP and of this Agreement is within the power and authority of BSP and has been duly authorized by all necessary corporate action on the part of BSP. This Agreement (a) has been duly executed and delivered by BSP and (b) assuming the due execution and delivery by Prometheus is a legal, valid and binding obligation of BSP, enforceable against BSP as applicable, in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law);

9.2.3	BSP has the full power, authority and rights necessary to perform its obligations under this Agreement; and

9.2.4	To BSP’s knowledge, the license granted to Prometheus under the BSP Technology does not conflict with any license agreement or other agreement entered into between BSP and any Third Party.

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9.3	Mutual Covenants. Each Party covenants to the other Party that during the Term of this Agreement:

9.3.1	It will perform its obligations as expressly specified in this Agreement in accordance with industry standards applicable to, with respect to BSP, the pharmaceutical industry and with respect to Prometheus, the diagnostics industry, and in accordance with the Research Plan(s) and Applicable Law;

9.3.2	It shall obtain and maintain necessary governmental certificates and approvals for the operation of all of its sites in which any work is undertaken under the Research Program;

9.3.3	It shall notify the other Party as soon as reasonably practicable of any information of which it becomes aware that Prometheus or its Affiliates, or BSP or its Affiliates (as applicable), through their activities under this Agreement, are or may be infringing or interfering with any Intellectual Property rights owned or possessed by any Third Party; and

9.3.4	It has not, and will not at any time during the Term, knowingly use in any capacity the services of any individual, corporation, partnership, institution or association which has been debarred under 21 U.S.C. §30. In the event it becomes aware of the debarment or threatened debarment of any individual, corporation, partnership, institution or association providing services to it which directly or indirectly relate to its activities under this Agreement, it will notify the other Party immediately.

9.4	Limitation of Warranties.

9.4.1	NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THE REPRESENTATIONS, WARRANTIES AND COVENANTS PROVIDED IN SECTIONS 9.1.3 AND 9.2.3 SHALL SURVIVE SOLELY UNTIL THE FIRST ANNIVERSARY OF THE EFFECTIVE DATE AND SHALL THEREAFTER BE OF NO FORCE OR EFFECT. ANY CLAIMS FOR BREACH OF SECTION 9.1.3 OR 9.2.3 MUST BE BROUGHT BY A PARTY WITHIN SIXTY (60) DAYS AFTER [***]. ALL OTHER REPRESENTATIONS, WARRANTIES AND COVENANTS SET FORTH ABOVE SHALL SURVIVE UNTIL THE END OF THE TERM.

9.4.2	THE WARRANTIES EXPRESSLY PROVIDED IN THIS AGREEMENT ARE THE SOLE WARRANTIES GIVEN BY THE PARTIES HEREUNDER, AND ARE MADE EXPRESSLY IN LIEU OF, AND EXCLUDE, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OR OTHERWISE, AND ALL OTHER EXPRESS OR IMPLIED REPRESENTATIONS AND WARRANTIES PROVIDED BY COMMON LAW, STATUTE OR OTHERWISE ARE HEREBY DISCLAIMED BY BOTH PARTIES.

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9.5	Limitation of Liability. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY PUNITIVE, SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR EXEMPLARY DAMAGES OR SIMILAR DAMAGES OR LOSSES TO THE OTHER PARTY ARISING OUT OF OR CONCERNING THIS AGREEMENT, OR THE INTERACTIONS OF THE PARTIES HERETO OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING BUT NOT LIMITED TO LOST PROFITS, BUSINESS INTERRUPTION REGARDLESS OF WHETHER ARISING FROM BREACH OF CONTRACT, WARRANTY, TORT, STRICT LIABILITY OR OTHERWISE, EVEN IF THE PARTY IS ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE OR IF SUCH LOSS OR DAMAGE COULD HAVE BEEN REASONABLY FORESEEN; PROVIDED, HOWEVER, THE FOREGOING LIMITATION OF LIABILITY SHALL NOT APPLY TO THE LIABILITIES ARISING FROM: (A) FRAUD OR FRAUDULENT MISREPRESENTATION OF A PARTY, OR (B) INTENTIONAL MISCONDUCT OF A PARTY, (C) A THIRD PARTY CLAIM, (D) CRIMINAL ACTS OR (E) A BREACH OF SECTIONS 8.1 THRU 8.6.

9.6	Indemnification.

9.6.1	Indemnification by BSP. BSP will defend Prometheus, its Affiliates and each of their respective officers, directors, trustees, agents, Representatives and employees (collectively, “Prometheus Indemnitees”) from and against any and all Claims, and indemnify and hold harmless such Prometheus Indemnitees from and against any and all losses, liabilities, obligations, awards, settlements, penalties, fines, sanctions, damages and reasonable costs (including awards of court costs and reasonable attorneys’ fees) (collectively, “Losses”) that result from any such Claims, where and to the extent that such Claims are made or brought against any Prometheus Indemnitee by or on behalf of a Third Party, and solely to the extent such Claim is based on or arises out of: (a) any breach by BSP of any representation, warranty or covenant contained in this Agreement, (b) the development or Commercialization of any Compounds by, or on behalf of, BSP, its Affiliates, and/or their Third Party licensees, representatives, distributors or resellers (c) any personal injury or death caused by any Compound(s) manufactured, used, handled, stored, imported, exported or disposed of by, or on behalf of, BSP, its Affiliates, and/or their Third Party licensees or representatives, (d) any Third Party Claim that BSP has misappropriated, willfully disclosed or made available to Prometheus any BSP Technology in violation of an obligation of BSP to such Third Party, (e) any Claim that the development or Commercialization of any Compound(s) infringes upon or misappropriates the Intellectual Property or proprietary rights of any Third Party, or (f) any violation of Applicable Law by BSP, its Affiliates or their Third Party licensees or representatives; except, in each case such indemnification right shall not apply to any Claims or Losses (i) to the extent directly attributable to the gross negligence, reckless misconduct, or intentional misconduct of a Prometheus Indemnitee or Prometheus’ breach of this Agreement.

9.6.2

Indemnification by Prometheus. Prometheus will defend BSP, its Affiliates and each of their respective officers, directors, trustees, agents, Representatives and employees (collectively, “BSP Indemnitees”) from and against any and all Claims, and indemnify and hold harmless such BSP Indemnitees from and against any and all Losses that result from any such Claims, where and to the extent that such Claims are made or brought against any BSP Indemnitee by or on behalf of a Third Party, and solely to the extent such Claim is based on or arises out of: (a) any breach by Prometheus of any representation, warranty or covenant contained in this Agreement, (b) the development or Commercialization of any Assay(s), the BSP Array or any Diagnostic Product(s) by, or on behalf of, Prometheus, its Affiliates, or their Third Party licensees, representatives, distributors or resellers (c) any personal injury or death caused by any Assay(s), the BSP Array or Diagnostic Product(s) manufactured, used, handled, stored, imported, exported or disposed of by Prometheus, its Affiliates, or their Third Party licensees or representatives, (d) any Third Party Claim that Prometheus has misappropriated, willfully disclosed or made available to BSP any Prometheus Technology in violation of an obligation of Prometheus to such Third Party, (e) any Claim that the development or Commercialization of any Assay(s), the BSP Array or Diagnostic Product(s) infringes upon or misappropriates the Intellectual Property or proprietary rights of any Third Party, or (f) any violation of Applicable Law by Prometheus, its Affiliates or their Third Party licensees or representatives; except, in each case such indemnification right shall not apply to any Claims or Losses (i) to the extent directly attributable to the gross negligence, reckless misconduct, or intentional misconduct of a BSP Indemnitee or BSP’s breach of this Agreement or for which BSP is obligated to indemnify Prometheus pursuant to Section 3.10.

9.6.3	Notice of Indemnification Obligation and Defense. Any Party entitled to indemnification under Section 9.6.1, 9.6.2 or 3.10 shall give notice to the indemnifying Party of any Claims that may be subject to indemnification, promptly after learning of such Losses, but the omission to so notify the indemnifying Party promptly will not relieve the indemnifying Party from any liability under Section 9.6.1 or 9.6.2 except to the extent that the indemnifying Party shall have been prejudiced as a result of the failure or delay in providing such notice. The indemnifying Party shall assume the defense of such Claims with counsel reasonably satisfactory to the indemnified Party. If such defense is assumed by the indemnifying Party, no compromise or settlement of any Claim may be effected by the indemnifying Party without the indemnified Party’s written consent (which consent shall not be unreasonably withheld or delayed), provided that such consent shall not be required where (a) there is no finding or admission of any violation of Applicable Law or any violation of the rights of any person and no effect on any other claims that may be made against the indemnified Party, (b) the sole relief provided is monetary damages that are paid in full by the indemnifying Party, and (c) the indemnified Party’s rights under this Agreement are not restricted by such compromise or settlement. The indemnifying Party will not be obligated to pay the fees and expenses of any separate counsel retained by the indemnified Party with respect to such Claims. The indemnified Party shall provide the indemnifying Party with all information in its possession and all assistance reasonably necessary to enable the indemnifying Party to carry on the defense of any such Losses.

9.7	Insurance. During the Term of this Agreement, each Party shall at all times maintain insurance policies or self-insurance in such amounts and with such scope of coverage as are adequate to cover such Party’s obligations under this Agreement. If requested by the other Party, the insured Party shall furnish a Certificate of Insurance or other reasonable proof of coverage (which may be a certificate or other evidence issued by a Party under a program of self-insurance) evidencing the requisite coverage required under this Section during the Term of the Agreement.

SECTION 10 TERM AND TERMINATION

10.1	Term and Expiration. This Agreement shall be effective as of the Effective Date and, unless terminated earlier pursuant to this Section 10, this Agreement shall continue in full force and effect until the later of ten (10) years or the end of the commercial value of all Compounds as determined by BSP (the “Term”).

10.2	Mutual Termination. The Parties may mutually agree to terminate this Agreement at any time.

10.3	BSP Termination Without Cause. This Agreement and/or the Research Program is terminable at the sole discretion of BSP for any reason or no reason upon providing 120 days written notice to Prometheus; provided, however, if BSP exercises its rights to termination under this Section 10.3, BSP will be responsible for:

10.3.1	all fees, which are due to Prometheus prior to such termination;

10.3.2	reimbursing Prometheus:

(a)	up to [***] Euros for any non-cancelable costs and expenses for goods and services that Prometheus cannot reasonably use for another purpose within the activities of its organization, including any expenses related to any FTEs, if termination is effected prior to the payment of the first milestone due under Section 7.3.1(a); or

(b)	[***] Euros per Compound being actively developed under this Agreement, that has not received Regulatory Approval if termination is effective after the payment of the first milestone due under Section 7.3.1(a) until there are no Compounds in Research and development subject to this Agreement (provided that if a Compound is voluntarily removed from Research and development within [***] of the termination effective date for reasons other than the technical failure of such Compound, Prometheus shall nonetheless receive the aforementioned payment with respect to such Compound).

(c)	a termination payment equivalent to:

(i)	[***] Euros if termination is effected prior to the payment of the first milestone due under Section 7.3.1(a); or

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(ii)	[***] Euros if termination is effected at any time after the payment of the first milestone due under Section 7.3.1(a) until there are no Compounds in Research and development subject to this Agreement (provided that if a Compound is voluntarily removed from Research and development within [***] of the termination effective date for reasons other than the technical failure of such Compound, Prometheus shall nonetheless receive the aforementioned payment with respect to such Compound). This payment shall be a one time payment no matter how many compounds are in Research and development, and BSP shall have the right to credit this payment against any milestone payment that becomes due and payable under Section 10.4.2(d).

Other than the fees specified in Section 10.3.1 and 10.3.2 and the milestone payments expressly identified in Section 10.4.2(d), BSP shall have no obligation to make payments of any kind or reimburse for any other costs, expenses or fees associated with, or resulting from termination without cause in accordance with this Section 10.3. Notwithstanding anything to the contrary herein, BSP may not provide notice of termination under this Section 10.3 during the first [***] after the Effective Date.

10.4	Termination for Cause.

10.4.1	Cause for Termination. This Agreement may be terminated at any time during the Term of this Agreement:

(a)	upon written notice by either Party, if the other Party is in breach of its material obligations hereunder for causes and reasons within its control and has not cured such breach within [***] (or [***] with respect to any failure by either Party to pay any material amounts owing to the other Party pursuant to this Agreement) after receipt of notice describing the breach in reasonable detail and requesting cure of the breach;

(b)	immediately by either Party upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, that in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the Party consents to the involuntary bankruptcy or such proceeding is not dismissed within [***] after the filing thereof;

(c)	in accordance with Section 11.1; or

(d)

by either Party on [***] prior written notice in the event that the other Party or any of its Affiliates who worked under the Research Plan (1) opposes or disputes, or voluntarily assists any Third Party or Affiliate who did not work under the Research Plan to oppose or dispute, the validity or enforceability of any of the terminating Party’s Research Plan Patents in a court or formal

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proceeding before any Governmental Authority, and does not or is not able to withdraw, terminate or cease such action such that such court or formal proceeding is no longer ongoing following such written notice, or (2) uses the other Party’s Confidential Information to oppose or dispute, or voluntarily assist any Third Party to oppose or dispute, the validity or enforceability of the other Party’s Research Plan Patents in a court or formal proceeding before any Governmental Authority. As used herein, “Research Plan Patents” shall mean only those Patents which are owned by the terminating Party and that either (i) issued from an application which was filed to cover an invention that was conceived and reduced to practice during the performance by the terminating Party of its tasks under the Research Plan or (ii) claim any Improvement or Know-How embodied in any Assay, Array, Diagnostic Product or Compound developed under the Research Plan.

(e)	By BSP on [***] prior written notice, if BSP reasonably determines after the initial [***] of the Research Term but prior to Commercialization of a Compound pursuant to a Regulatory Approval that (1) there is not a sufficient correlation between signals in the BSP Array and the clinical outcome, (2) that the BSP Array is not useful in making a decision on Treatment (including Patient Selection), or (3) the BSP Array does not produce a predictive result.

10.4.2	Consequences of Termination.

(a)	Upon termination or expiration of this Agreement for any reason, all licenses and rights (including Intellectual Property rights) granted by one Party to the other Party under this Agreement, including those under Section 3, but excluding those under Sections 5.1.6 and 5.1.7, will terminate, and all rights therein will revert to the applicable licensor.

(b)	At any time following termination or expiration of this Agreement, upon the request of the other Party, to the extent such Confidential Information is not reasonably necessary to enable a Party to perform its remaining obligations under this Agreement, the receiving Party shall promptly return to the other Party or destroy the other Party’s Confidential Information, and shall destroy all copies thereof, together with all notes, drawings, abstracts and other information relating to the other Party’s Confidential Information prepared by the receiving Party or any of its Representatives, regardless of the medium in which such information is stored; provided, however, that the receiving Party may maintain a single archival copy of the other Party’s Confidential Information in its files for purposes of establishing the extent of disclosures by the other Party under this Agreement. At either Party’s written request, such Party’s Confidential Information that is otherwise required to be returned to it shall be destroyed by the receiving Party and such destruction shall be certified in writing by an authorized officer of the receiving Party. The return and/or destruction of such Confidential Information as provided above shall not relieve the receiving Party of its other obligations under Section 8.

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(c)	Expiration or termination of this Agreement shall not relieve the Parties of any obligation (including any payment obligation) accruing prior to such expiration or termination. Any expiration or termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement prior to expiration or termination.

(d)	In no event shall any further milestone payments become due and payable upon or after termination or expiration of this Agreement for any reason, provided that, if [***]:

(i)	with respect to the milestone in Section 7.3.1(c), [***]; and/or

(ii)	with respect to the milestone in Section 7.3.1(d), [***].

(iii)	[***].

(e)	The provisions of Sections 1, 8 and 11 and Sections 5.1, 5.2, 5.4 thru 5.6, 6.9 (except to the extent it requires a Party to cooperate in seeking Regulatory Approval), 6.10, 6.11, 9.4, 9.5, 9.6, 10.4.2, 10.5 shall survive any expiration or termination of this Agreement.

10.5	Consequences of Termination of the Research Program. In the event that: (a) the Parties mutually agree in writing to terminate the Research Program, or (b) it is determined by either or both Parties (which, if not agreed to by the Parties, determination is confirmed pursuant to Section 11.6 in the event of any dispute between the Parties) that there exists a material safety issue relating to the Research Program, then all licenses granted by one Party to the other relating to the terminated Research Program under Section 3 shall terminate on the date of such termination.

SECTION 11 MISCELLANEOUS

11.1

Force Majeure. Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, potentially including, but not limited to, embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, or other acts of God, or acts, omissions or delays in acting or changes in law or regulation by any Governmental Authority. The Party suffering such occurrence shall give written notice to the other Party as soon as practicable indicating the details of the act which it claims has put due performance of its obligations beyond its control and the period for which such inability is expected to continue, and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence; provided, that the Party suffering such occurrence uses Commercially Reasonable Efforts to mitigate any damages incurred by the other Party and shall use Commercially Reasonable Efforts to resume full performance of its obligations under this Agreement as soon as reasonably practicable. Notwithstanding the foregoing, if a force

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majeure continues for a period of more than [***] following notification thereof to the unaffected Party, then the unaffected Party shall have the right to terminate this Agreement at any time following such [***] period during which the force majeure continues by providing notice in writing thereof to the affected Party.

11.2	Succession and Assignment. Subject to Sections 11.2.1 through 11.2.6 below, this Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, each of which such successors and permitted assigns will be deemed to be a Party hereto for all purposes hereof.

11.2.1	No Party may assign, delegate (other than subcontracting pursuant to Section 2.4.2) or otherwise transfer either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

11.2.2	Notwithstanding Section 11.2.1 each Party, upon providing the other Party written notice, may without the consent of the other Party, (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates, (ii) designate one or more of its Affiliates to perform its obligations hereunder, in each case, so long as the assigning Party is not relieved of any liability hereunder and so long as any such Affiliate remains such Party’s Affiliate; provided, however, that such Affiliate assignee(s) provide the other Party with written acknowledgement of and agreement to the assigning Party’s obligations under the Agreement that were assigned to it.

11.2.3	Notwithstanding Section 11.2.1 each Party (or its permitted successive assignees or transferees hereunder), upon providing the other Party prior written notice, may without the consent of the other Party, assign or transfer this Agreement as a whole to an entity that succeeds to all or substantially all of the business or assets of such Party related to the subject matter of this Agreement, so long as the assigning Party is not relieved of any liability hereunder and such assignment is a Qualified Assignment.

11.2.4	For the purposes of this Agreement, a “Qualified Assignment” means any transaction that:

(a)	is made in compliance with Applicable Law, including securities, tax and corporation laws;

(b)	includes the assignee’s written acknowledgement of and agreement to all of the assigning Party’s obligations under the Agreement;

(c)	is made to an assignee that is, and will be after giving effect to the relevant assignment, Solvent;

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(d)	is made to an assignee that is not subject at the time of such assignment to any order, decree or petition providing for (i) the winding-up or liquidation of such Person, (ii) the appointment of a receiver over the whole or part of the assets of such Person or (iii) the bankruptcy or administration of such Person;

(e)	is not a voidable fraudulent conveyance;

(f)	is made to an assignee that is at the time of such assignment not debarred under 21 U.S.C. §30 or under investigation or threatened to be debarred under 21 U.S.C. §30; and

(g)	will not cause a material increase in taxes, costs or expenses to the non-assigning Party (unless the assigning Party or the assignee has agreed to compensate the non-assigning Party for the same).

11.2.5	Notwithstanding Sections 11.2.4 above, (i) each Party may at any time assign its rights, interests and obligations provided for hereunder to any Person by merger or (ii) with the prior written consent of the other Party.

11.2.6	For purposes of this Section 11.2, “Solvent” means, with respect to any Person as on any date of determination, that as of such date, (i) the value of the assets of such Person is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (ii) such Person is able to pay all liabilities of such Person as such liabilities mature and (iii) such Person does not have unreasonably small capital (taking into account such Person’s obligations hereunder). In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represent the amount that can reasonably be expected to become an actual or matured liability. In computing the value of the assets of a Person, the value shall be determined in the context of then current facts and circumstances affecting such Person.

11.2.7	Any purported assignment of this Agreement, not in accordance with the provisions of Section 11.2, shall be void.

11.3	Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. In the event that any provision hereof would, under Applicable Law, be invalid or unenforceable in any respect, each Party hereto intends that such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, Applicable Law.

11.4	Notices. All notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Agreement must be in writing and must be delivered, given or otherwise provided:

11.4.1	by hand (in which case, it will be effective upon delivery);

11.4.2	by facsimile (in which case, it will be effective upon receipt of confirmation of good transmission); or

11.4.3	by overnight delivery by a nationally recognized courier service (in which case, it will be effective on the Business Day after being deposited with such courier service);

if to Prometheus, to:	Prometheus Laboratories Inc.
9410 Carroll Park Drive
San Diego, CA 92121
Attn: President
Facsimile: (858) 410-1945

With a copy to:

Prometheus Laboratories Inc.
9410 Carroll Park Drive
San Diego, CA 92121
Attn: Legal Department
Facsimile: (858) 332-3393

if to BSP, to:	Bayer Schering Pharma AG
Berlin 13342 Germany
Telephone number: +49-30-468- 1111
Facsimile number: +49-30-468-15305
Attention: Chairman of the Board of Management

With a copy to:

Bayer Schering Pharma AG
Berlin 13342 Germany
Telephone number: +49-30-468- 1111
Facsimile number: +49-30-468-15305
Attention: General Counsel

With a copy (which shall not constitute notice) to:

Fulbright & Jaworski L.L.P.
801 Pennsylvania Avenue, NW
Washington, DC 20004
Telephone number: 202-662-0200
Facsimile number: 202-662- 4643
Attention: Marilyn Mooney, Esq.

Each Party to this Agreement may specify a different address or facsimile number by giving notice in accordance with this Section 11.4 to the other Party hereto.

11.5	Governing Law. Except as otherwise expressly provided for in this Agreement, this Agreement, the rights of the Parties and all Claims arising in whole or in part under or in connection with this Agreement or the negotiation or performance hereof, will be governed by and construed in accordance with the domestic substantive laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

11.6	Dispute Resolution.

11.6.1	Prior to initiating legal proceedings, Prometheus and BSP will negotiate in good faith to resolve, pursuant to the procedures described in Section 11.6.2, any dispute, controversy, difference or Claims asserted by a BSP Indemnitee against Prometheus or by a Prometheus Indemnitee against BSP arising out of or related to this Agreement or the negotiation or performance hereof, including any Claim for indemnification. Notwithstanding the foregoing, either Party may apply to any court having jurisdiction for injunctive relief or specific performance pursuant to Section 11.10 without negotiating to resolve the Claim pursuant to Section 11.6.

11.6.2	BSP or Prometheus may give the other Party written notice of a Claim not resolved in the normal course of business (“Notice of Dispute”). Within [***] after delivery of such Notice of Dispute, executives of BSP and Prometheus who have authority to settle the Claim shall agree to meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to such Parties. If the Claim has not been resolved within [***] of the first meeting of such executives (or, if the Parties are unable to mutually agree upon an acceptable time and place to meet, within [***] of the disputing Party’s Notice of Dispute), Prometheus or BSP may, by notice to the other Party (“Dispute Escalation Notice”), refer the Claim to the respective officers of the Parties designated below.

For BSP:	Chairman of the Board of Management

For Prometheus:	Chief Executive Officer

Such officers shall negotiate in good faith to resolve the Claim in a manner satisfactory to Prometheus and BSP within [***] of the Dispute Escalation Notice. In the event the Claim is not resolved within such [***] period, either Party may shall be free to pursue any available remedy, including commencing legal proceedings.

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11.7	Jurisdiction; Venue; Service of Process.

11.7.1	Jurisdiction. Subject to the provisions of Section 11.6.1, each Party to this Agreement, by its execution hereof, unless otherwise prohibited by Applicable Law (a) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of New York in the Borough of Manhattan and to the United States District Court for the Southern District of New York for the purpose of any Claims between the Parties arising in whole or in part under or in connection with this Agreement or the negotiation or performance hereof and (b) hereby waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such Claims, that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such Claims brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court. Notwithstanding the previous sentence, a Party may commence any Claims in a court other than the above-named courts (i) for the purpose of enforcing an order or judgment issued by one of the above-named courts and (ii) for the purposes of asserting a cross-claim, counterclaim, Third Party action or similar forms of action for indemnification under this Agreement with respect to any Claims commenced by any Third Party, or by any Governmental Authority.

11.7.2	Venue. Each Party waives any claim and will not assert that venue should properly lie in any other location within the selected jurisdiction.

11.7.3	Service of Process. Each Party hereby (a) consents to service of process in any Claims between the Parties arising in whole or in part under or in connection with this Agreement in any manner permitted by New York law, (b) agrees that service of process made in accordance with clause (a) or made pursuant to Section 11.4, will constitute good and valid service of process in any Claims and (c) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any Claims that service of process made in accordance with clause (a) or (b) does not constitute good and valid service of process.

11.8	Headings. The captions to the Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the Sections and subsections hereof.

11.9

Independent Contractors. In the exercise of its obligations and in respect of its rights and entitlements hereunder or in respect hereof, Prometheus and BSP are and shall in all respects be treated as independent contractors with respect to each other. Neither Party shall be deemed to be a co-venturer or partner of the other. Neither Party is an employee or a legal representative of the other Party for any purpose. Neither Party shall have the authority to enter into any contracts in the name of or on behalf of the other Party. Except as otherwise provided in this Agreement, each Party shall be solely responsible for the acts, conduct and expenses of its own employees, Affiliates, and agents and shall pay all of its own expenses imposed or otherwise incurred in connection with the obligations of such Party under this Agreement. Neither Party shall incur any expense that is reimbursable by the other Party unless such expense has been previously approved by the other Party in writing or is otherwise provided for in this Agreement.

11.10	Injunctive Relief. Each of the Parties acknowledges and agrees that the other Party may be damaged irreparably in the event any of the material provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, each of the Parties agrees that, without posting a bond or other undertaking, the other Party may seek an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any Claims instituted in any court specified in Section 11.7. Claims for specific performance as provided herein shall not preclude a Party from pursuing any other remedy to which such Party may be entitled, at law or in equity, in accordance with the terms of this Agreement.

11.11	Amendment and Waiver. No amendment or waiver of any provision of this Agreement will be valid and binding unless it is in writing and signed, in the case of an amendment, by each Party hereto, or in the case of a waiver, by the Party against whom the waiver is to be effective. No waiver by any Party of any breach or violation or, default under or inaccuracy in any representation, warranty, agreement or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation, default of, or inaccuracy in, any such representation, warranty, agreement or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any Party in exercising any right, power or remedy under this Agreement will operate as a waiver thereof.

11.12	Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under equity and/or law.

11.13

Waiver of Rule of Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. The Parties intend that each representation, warranty and covenant contained herein will have independent significance. If any Party has breached or violated, or if there is an inaccuracy in, any representation, warranty, agreement or covenant contained herein in any respect, the fact that there exists another representation, warranty, agreement or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached or violated, or in respect of which there is not an inaccuracy, will not detract from or mitigate the fact that the Party has breached or violated, or there is an inaccuracy in, the first representation, warranty, agreement or covenant. Provisions in this Agreement relating to jurisdiction, venue, governing law or other aspects of dispute resolution that expressly refer to the negotiation or performance of this Agreement are not intended to alter the application of principles under New York law relating to the construction or interpretation of contracts.

11.14	Business Day Requirements. In the event that any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a Business Day, then such notice or other action or omission shall be deemed required to be taken on the next occurring Business Day.

11.15	Applicability of Section 365(n) of the Bankruptcy Code. In the event either Party becomes a debtor under Title 11 of the U.S. Code, this Agreement shall be deemed to be, for purposes of Section 365(n) of Title 11, a license to “Intellectual Property” as defined therein and the other Party and its Affiliates, and each of their successors and assigns as licensees shall have the rights and elections as specified in Section 365(n) of Title 11 of the U.S. Code. Without limiting the foregoing, upon termination of this Agreement by a trustee or executor of either Party which has rejected this Agreement pursuant to any non-contractual rights afforded to it by applicable bankruptcy law and/or a U.S. or foreign bankruptcy court or other tribunal of competent jurisdiction, all rights and licenses herein granted to the other Party shall nonetheless continue in full force and effect in accordance with the terms of this Agreement.

11.16	Entire Agreement. This Agreement, together with the Schedules and Exhibits hereto, contains the entire understanding of the Parties with respect to the subject matter hereof, and supersedes or cancels all previous express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect to the subject matter hereof. The Schedules and Exhibits to this Agreement are incorporated herein by reference and shall be deemed a part of this Agreement.

11.17	Counterparts. This Agreement may be executed in two or more counterparts (including by way of facsimile or electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. After facsimile or electronic transmission, the Parties agree to execute and exchange documents with original signatures. This Agreement will become effective when duly executed by each Party hereto.

11.18	Third Party Beneficiaries. Except as specifically provided herein, all rights, benefits and remedies under this Agreement are solely intended for the benefit of BSP and Prometheus, and no Third Party shall have any rights whatsoever to (i) enforce any obligation contained in this Agreement; (ii) seek a benefit or remedy for any breach of this Agreement; or (iii) take any other action relating to this Agreement under any legal theory, including but not limited to, actions in contract, tort (including but not limited to negligence, gross negligence and strict liability), or as a defense, setoff or counterclaim to any action or claim brought or made by the Parties.

11.19	Non-Solicitation. Neither Party shall (and shall not permit any of its Affiliates to), directly or indirectly, solicit to hire or otherwise attempt to induce any employees of the other Party to terminate his or her employment with such other Party during the Research Term and for a period of [***] thereafter without first obtaining the prior written permission of the other Party; provided, however, that this Section 11.19 shall not (a) prohibit general solicitations of or advertisement for employment by a Party if they are not specifically directed at the other Party’s employees, (b) prevent a Party from interviewing or hiring any employee of the other Party who responds to such general solicitation of or advertisement for employment without having been induced by the hiring Party to do so, (c) responds to a solicitation by an independent recruiting firm, (d) has first contacted the other Party on his or her own initiative or (e) was terminated by the Party or an Affiliate prior to commencement of subsequent employment discussions between the other Party and such employee.

11.20	Publication. To protect each Party’s Confidential Information and Intellectual Property, any Party who wants to publish any data that results from work under this Agreement, agrees to provide the other Party with an advance copy of any proposed publication that makes reference to such data. Such other Party agrees to review the proposed publications and to inform the Party who wants to publish of any comments within [***]. The Party that wants to publish shall not publish any information which the other Party reasonably deems to be its Confidential Information. If the publication contains patentable material, the Party that wants to publish agrees to delay publication after the review period for up to [***] to allow patent protection to be obtained. If a publication does result from the results of work under this Agreement, authorship shall be jointly decided by the Parties based on accepted scientific practice.

[***]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11.21	Certain Rules of Construction. Except as otherwise explicitly specified to the contrary, (a) references to a Section, Article, Exhibit or Schedule means a Section or Article of, or Schedule or Exhibit to this Agreement, unless another agreement is specified, (b) the word “including” will be construed as “including without limitation,” (c) references to a particular statute or regulation include all rules and regulations thereunder and any predecessor or successor statute, rules or regulation, in each case as amended or otherwise modified from time to time, (d) words in the singular or plural form include the plural and singular form, respectively, (e) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement and (f) the words “shall” and “will” will have the same meaning,(g) words of any gender include each other gender; (h) the terms “hereof,” “herein,” “hereby,” and derivative or similar towards refer to this entire Agreement,(i) the term “not to unreasonably withhold approval” includes not to unreasonably delay or condition such approval (j) the term “month” shall mean full calendar month; (k) all accounting terms used but not otherwise defined herein shall have the meanings ascribed to such terms under Generally Accepted Accounting Principles in the United States as consistently applied if it refers to Prometheus or International Financial Reporting Standards as consistently applied if it refers to BSP and (l) all references to “€” amounts hereunder shall be deemed to be Euros, and all payments due hereunder shall be made in Euros.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

PROMETHEUS LABORATORIES INC.		BAYER SCHERING PHARMA AG

BY:	/s/ Mark. E. Spring	BY:	/s/ Andreas Busch

Name:	Mark E. Spring	Name:	Andreas Busch

TITLE:	Sr. V.P. Finance & CFO	TITLE:	Member of the Board of Management

		BY:	/s/ Bernd Metzner

		Name:	Bernd Metzner

		TITLE:	Member of the Board of Management

EXHIBIT A

SCHEMATIC OF [***]

PATHWAY

[***]

[***]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B

Research PLAN

This Exhibit B sets forth the draft Research Plan for the Research Program as of the Effective Date. Following the Effective Date, the Parties shall co-operate in good faith to finalize the Research Plan in accordance with Section 2.2 of the Agreement, in which event such final Research Plan shall supersede and replace the Research Plan set forth herein.

[***]

[***]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]

[***]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]

[***]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]

[***]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]

[***]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]

[***]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]

[***]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

The following Amendment to the Preclinical Research Plan listing Materials and Services is being provided for illustrative purposes only and shall not be interpreted to serve as any additional representation, warranty or covenant, to impute any legal obligation or to otherwise be binding upon on either of the Parties.

[***]

[***]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]

[***]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]

[***]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 2.5.3

SELECTED TARGET PATHWAYS

[***]

[***]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 2.5.4

SELECTED ANALYTES

Number             Priority             Target

[***]

[***]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 2.5.5

DESIGNATED COMPOUND

[***]

[***]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 7.2.4

TESTING FEES SCHEDULE

[***]

[***]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 8.4.3

Press Releases

A.	Approved Prometheus Press Release

Prometheus and Bayer Schering Pharma to Apply Novel Diagnostic Platform to Oncology Therapeutic Candidates

Collaboration focused on stratifying patients to appropriate targeted therapies and accelerating drug development

San Diego, March 17, 2010 – Prometheus Laboratories Inc., a specialty pharmaceutical and diagnostic company, today announced the execution of a research collaboration and license agreement with Bayer Schering Pharma AG, Germany, a worldwide leading specialty pharmaceutical company. The collaboration partners Prometheus’ proprietary oncology diagnostic platform with Bayer’s broad oncology pipeline in an effort to stratify patients to appropriate drug candidates and potentially accelerate the development of novel oncology therapeutic products.

Under the terms of the non-exclusive agreement, Prometheus will receive an upfront payment, research and development support and testing fees, and potential additional payments upon the achievement of certain development milestones. Prometheus will be eligible for upfront and milestone payments up to $160 million if all drug candidates are successfully developed and obtain regulatory approval.

“A functional pathway analysis based on Prometheus’ proprietary oncology diagnostic platform could allow for a comprehensive analysis of the tumor, patient stratification and efficacy predictability of individual targeted cancer therapeutics as well as most effective treatment combinations,” said Prof. Andreas Busch, Head of Global Drug Discovery and Member of the Board of Management at Bayer Schering Pharma. “Developing such a diagnostic tool constitutes a significant step towards personalized medicine in cancer treatment and we are convinced this will increasingly become the standard of clinical care in oncology.”

“This collaboration represents a pioneering relationship between drug development and personalized medicine, and demonstrates the potential of our emerging diagnostic platform,” said Joseph M. Limber, President and Chief Executive Officer of Prometheus. “We believe our technology is a powerful tool to complement the robust oncology pipeline at Bayer to help select patients who will benefit the most from specific drug candidates, to design more efficient clinical trials, to increase the probability of success and ultimately to improve the potential outcome for patients.”

Prometheus’ proprietary oncology diagnostic platform has the ability to measure the expression and activation of specific cancer pathways with high levels of sensitivity and specificity via tissue or blood sample. This technology has the potential to be used not only in the development process to select and evaluate the efficacy of drugs but also in the clinical setting to enable real-time molecular profiling, monitor drug effectiveness and direct the use of a growing number of targeted therapies.

About Bayer Schering Pharma

Bayer Schering Pharma is a worldwide leading specialty pharmaceutical company. Its research and business activities are focused on the following areas: Diagnostic Imaging, General Medicine, Specialty Medicine and Women’s Healthcare. With innovative products, Bayer Schering Pharma aims for leading positions in specialized markets worldwide. Using new ideas, Bayer Schering Pharma aims to make a contribution to medical progress and strives to improve the quality of life. Find more information at www.bayerscheringpharma.de.

About Prometheus

Prometheus Laboratories Inc. is committed to improving lives through the development and commercialization of novel pharmaceutical and diagnostic products that enable physicians to provide greater individualized patient care. Prometheus is a leader in applying the principles of personalized medicine to the diagnosis and treatment of gastrointestinal diseases and is applying these principles to oncology. Its strategy includes the marketing and delivery of pharmaceutical products complemented by proprietary diagnostic testing services. By integrating therapeutics and diagnostics, Prometheus believes it can provide physicians with a comprehensive solution to treat chronic diseases. Prometheus’ corporate offices are located in San Diego, California.

Contact:

Pete De Spain

Director, Investor Relations

& Corporate Communications

Prometheus Laboratories Inc.

(858) 587-4117

pdespain@prometheuslabs.com

B.	Approved BSP Press Release

Wednesday—March 17, 2010

Bayer Schering Pharma and Prometheus to Apply Novel Diagnostic Platform to Oncology Therapeutic Candidates

Collaboration focuses on stratifying patients to appropriate, targeted therapies as a significant step towards personalized medicine in cancer treatment

Berlin, March 17, 2010 – Bayer Schering Pharma AG, Germany, has entered a research collaboration and license agreement with Prometheus Laboratories Inc., a specialty pharmaceutical and diagnostic company. The collaboration partners will combine Prometheus’ proprietary oncology diagnostic platform with Bayer Schering Pharma’s broad oncology pipeline in an effort to stratify patients to appropriate drug candidates. Using this diagnostic platform, Bayer Schering Pharma aims to analyze the expression level and activation status of certain tumor targets serving as biomarkers in both preclinical and clinical studies for patient stratification. This could also speed up the development of novel products in the field of oncology therapy.

“A functional pathway analysis based on Prometheus’ oncology diagnostic platform could allow a comprehensive analysis of the tumor, patient stratification, and the efficacy predictability of not only individual targeted cancer therapeutics, but also of most effective treatment combinations,” said Prof. Andreas Busch, Head of Global Drug Discovery and Member of the Board of Management at Bayer Schering Pharma. “Developing such a diagnostic tool constitutes a significant step toward personalized medicine in cancer treatment, and we are convinced that this will increasingly become the standard of clinical care in oncology.”

Under the terms of the agreement, Prometheus will receive an upfront payment, research and development support, and testing fees, as well as potential additional payments if certain development milestones are reached. Prometheus will be eligible for milestone payments of up to $160 million depending on the number of drug candidates successfully developed.

“This collaboration represents a pioneering relationship between drug development and personalized medicine, and demonstrates the potential of our emerging diagnostic platform,” said Joseph M. Limber, President and Chief Executive Officer of Prometheus. “We believe our technology is a powerful tool to complement the robust oncology pipeline at Bayer Schering Pharma to help select patients who will benefit the most from specific drug candidates, to design more efficient clinical trials, to increase the probability of success and ultimately to improve the potential outcome for patients.”

About Prometheus’ oncology diagnostic platform

Prometheus’ proprietary oncology diagnostic platform has the ability to measure the expression and activation of specific cancer pathways with high levels of sensitivity and specificity via tissue or blood samples. This technology has the potential to be used not only in the development process to select drugs and evaluate their efficacy, but also, in the clinical setting, to enable real-time molecular profiling, monitor drug effectiveness, and direct the use of a growing number of targeted therapies.

About Prometheus

Prometheus Laboratories Inc. is committed to improving lives through the development and commercialization of novel pharmaceutical and diagnostic products that enable physicians to provide greater individualized patient care. Prometheus is a leader in applying the principles of personalized medicine to the diagnosis and treatment of gastrointestinal diseases and is applying these principles to oncology. Its strategy includes the marketing and delivery of pharmaceutical products complemented by proprietary diagnostic testing services. By integrating therapeutics and diagnostics, Prometheus believes it can provide physicians with a comprehensive solution to treat chronic diseases. Prometheus’ corporate offices are located in San Diego, California.

About Bayer HealthCare

The Bayer Group is a global enterprise with core competencies in the fields of health care, nutrition and high-tech materials. Bayer HealthCare, a subsidiary of Bayer AG, is one of the world’s leading, innovative companies in the healthcare and medical products industry and is based in Leverkusen, Germany. The company combines the global activities of the Animal Health, Bayer Schering Pharma, Consumer Care and Medical Care divisions. Bayer HealthCare’s aim is to discover and manufacture products that will improve human and animal health worldwide. Find more information at www.bayerhealthcare.com.

About Bayer Schering Pharma

Bayer Schering Pharma is a worldwide leading specialty pharmaceutical company. Its research and business activities are focused on the following areas: Diagnostic Imaging, General Medicine, Specialty Medicine and Women’s Healthcare. With innovative products, Bayer Schering Pharma aims for leading positions in specialized markets worldwide. Using new ideas, Bayer Schering Pharma aims to make a contribution to medical progress and strives to improve the quality of life. Find more information at www.bayerscheringpharma.de.

Forward-Looking Statements

This release may contain forward-looking statements based on current assumptions and forecasts made by Bayer Group or subgroup management. Various known and unknown risks, uncertainties and other factors could lead to material differences between the actual future results, financial situation, development or performance of the company and the estimates given here. These factors include those discussed in Bayer’s public reports which are available on the Bayer website at www.bayer.com. The company assumes no liability whatsoever to update these forward-looking statements or to conform them to future events or developments.